Execution Copy






                                ATHLETIC DIVISION

    ________________________________________________________________________

                            ASSET PURCHASE AGREEMENT

                                     BETWEEN

                                 FOOTSTAR, INC.,

                          CERTAIN OF ITS SUBSIDIARIES,

                          FL SPECIALTY OPERATIONS LLC,

                            FL RETAIL OPERATIONS LLC,

                            FOOT LOCKER STORES, INC.,

                            FOOT LOCKER RETAIL, INC.

                                       AND


  FOOT LOCKER, INC. (solely for purposes of Sections 6.6, 6.8, 6.9, and 13.10)

    ________________________________________________________________________

                           Dated as of April 13, 2004

                                TABLE OF CONTENTS



                                                                            Page


Article I..........................................................DEFINITIONS 1

         1.1      Certain Definitions..........................................1

         1.2      Terms Defined Elsewhere in this Agreement....................8

         1.3      Other Definitional and Interpretive Matters..................9

Article II......PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES        10

         2.1      Purchase and Sale of Assets.................................10

         2.2      Excluded Assets.............................................11

         2.3      Assumption of Liabilities...................................13

         2.4      Excluded Liabilities........................................13

         2.5      Cure Amounts................................................14

         2.6      Further Conveyances and Assumptions.........................14

         2.7      Bulk Sales Laws.............................................14

Article III.....................................................CONSIDERATION 15

         3.1      Consideration...............................................15

         3.2      Purchase Price Deposit......................................15

         3.3      Payment of Purchase Price...................................15

         3.4      Purchase Price Adjustments..................................15

         3.5      Inventory Count; Post-Closing Adjustment....................16

Article IV............................................CLOSING AND TERMINATION 20

         4.1      Closing Date................................................20

         4.2      Deliveries by Seller........................................20

         4.3      Deliveries by Purchaser.....................................21

         4.4      Termination of Agreement....................................21

         4.5      Procedure Upon Termination..................................22

         4.6      Effect of Termination.......................................22

Article V...........................REPRESENTATIONS AND WARRANTIES OF SELLERS 23

         5.1      Organization and Good Standing..............................23

         5.2      Authorization of Agreement..................................23

         5.3      Conflicts; Consents of Third Parties........................23




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                                TABLE OF CONTENTS
                                   (continued)
                                                                            Page


         5.4      Title to Purchased Assets...................................24

         5.5      Real Property...............................................24

         5.6      Intellectual Property.......................................24

         5.7      Employee Benefits...........................................25

         5.8      Litigation..................................................25

         5.9      Compliance with Laws........................................25

         5.10     Financial Advisors..........................................25

         5.11     No Other Representations or Warranties; Schedules...........25

Article VI........................REPRESENTATIONS AND WARRANTIES OF PURCHASER 26

         6.1      Organization and Good Standing..............................26

         6.2      Authorization of Agreement..................................26

         6.3      Conflicts; Consents of Third Parties........................26

         6.4      Litigation..................................................27

         6.5      Financial Advisors..........................................27

         6.6      Financial Capability........................................27

         6.7      Condition of the Business...................................27

         6.8      Authorization of Guarantee..................................27

         6.9      Conflicts; Consents of Third Parties........................28

Article VII..........................................BANKRUPTCY COURT MATTERS 28

         7.1      Approval of Break-Up Fee and Expense Reimbursement..........28

         7.2      Competing Transaction.......................................29

         7.3      Bankruptcy Court Filings....................................29

Article VIII........................................................COVENANTS 29

         8.1      Access to Information.......................................29

         8.2      Conduct of the Business Pending the Closing.................30

         8.3      Consents....................................................31

         8.4      Regulatory Approvals........................................31

         8.5      Further Assurances..........................................32

         8.6      Confidentiality.............................................32

                                TABLE OF CONTENTS
                                   (continued)
                                                                            Page

         8.7      Preservation of Records.....................................33

         8.8      Publicity...................................................33

         8.9      Use of Name.................................................33

         8.10     Supplementation and Amendment of Schedules..................34

         8.11     Transition Services.........................................34

Article IX....................................EMPLOYEES AND EMPLOYEE BENEFITS 34

         9.1      Employment..................................................34

         9.2      Employee Benefits...........................................35

Article X...............................................CONDITIONS TO CLOSING 35

         10.1     Conditions Precedent to Obligations of Purchaser............35

         10.2     Conditions Precedent to Obligations of Sellers..............36

         10.3     Conditions Precedent to Obligations of
                    Purchaser and Sellers.....................................36

         10.4     Frustration of Closing Conditions...........................37

Article XI....................................NO SURVIVAL AND INDEMNIFICATION 37

         11.1     No Survival of Representations and Warranties...............37

         11.2     Indemnification by Sellers..................................37

         11.3     Indemnification by Purchaser................................38

         11.4     Indemnification Procedures..................................38

         11.5     Certain Limitations on Indemnification......................40

         11.6     Calculation of Losses.......................................40

         11.7     Tax Treatment of Indemnity Payments.........................40

         11.8     No Consequential Damages....................................40

         11.9     Exclusive Remedy............................................40

Article XII.............................................................TAXES 40

         12.1     Transfer Taxes..............................................41

         12.2     Prorations..................................................41

         12.3     Purchase Price Allocation...................................41

Article XIII.....................................................ISCELLANEOUS 42

         13.1     Expenses....................................................42

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page

         13.2     Injunctive Relief...........................................42

         13.3     Submission to Jurisdiction; Consent to Service of Process...42

         13.4     Waiver of Right to Trial by Jury............................43

         13.5     Entire Agreement; Amendments and Waivers....................43

         13.6     Governing Law...............................................43

         13.7     Notices.....................................................43

         13.8     Severability................................................44

         13.9     Binding Effect; Assignment..................................44

         13.10    Guarantee...................................................45

         13.11    Non-Recourse................................................45

         13.12    Counterparts................................................45




























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                               TABLE OF CONTENTS

                                                                            Page




Schedules

1.1(a)           Knowledge of Seller
1.1(b)           Purchased Contracts
1.1(c)           Purchased Intellectual Property
3.4(a)           Gift Card Principles
3.4(b)           Real Property Lease Adjustments
3.4(c)           Radius Adjustment Amount
3.5(a)           Agreed Principles
5.1              Jurisdictions, Qualifications to do Business, Licenses
5.3(a)           No Conflicts
5.3(b)           Consents
5.5(b)           Real Property Leases
5.6              Intellectual Property
5.7(a)           Employee Benefits Plans
5.8              Litigation
5.9              Compliance with Laws
5.10             Financial Advisors
6.3              Conflicts
8.2(a)           Exceptions to Conduct of Business
8.2(b)           Exceptions to Negative Covenants
8.9              Restricted Intellectual Property

Exhibits
--------

A                Bill of Sale
B                Assignment and Assumption Agreement
C                Escrow Agreement

                            ASSET PURCHASE AGREEMENT


                  ASSET PURCHASE AGREEMENT, dated as of April 13, 2004 (this "Agreement"), between Footstar, Inc., a Delaware corporation ("Parent"), its Subsidiaries set forth on the signature page hereto (each an "Athletic Company," collectively, "Athletic Companies" and Athletic Companies together with Parent, "Sellers"), FL Specialty Operations LLC, a New York limited liability company, FL Retail Operations LLC, a New York limited liability company, Foot Locker Stores, Inc., a Delaware corporation, and Foot Locker Retail, Inc., a New York corporation (collectively, "Purchaser"), and Foot Locker, Inc., a New York corporation ("Foot Locker"), solely for purposes of Sections 6.6, 6.8, 6.9, and
13.10. (Each of Sellers and Purchaser is a "Party" and collectively they are the "Parties" to this Agreement).

                              W I T N E S S E T H:

                  WHEREAS, Sellers are debtors-in-possession under title 11, of the United States Code, 11 U.S.C. ss. 101 et seq. (the "Bankruptcy Code"), and filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code on March 2, 2004, in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") (Case No. 04-22350 (ASH)) (the "Bankruptcy Case");

                  WHEREAS, the Athletic Companies presently conduct the Business;

                  WHEREAS, Sellers desire to sell, transfer and assign to Purchaser, and Purchaser desires to purchase, acquire and assume from Sellers, pursuant to Sections 363 and 365 of the Bankruptcy Code, all of the Purchased Assets and Assumed Liabilities, all as more specifically provided herein; and

                  WHEREAS, certain terms used in this Agreement are defined in
Section 1.1;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

                                   Article I

                                   DEFINITIONS

1.1      Certain Definitions.

                  For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1:

                  "Accounts Receivable" shall mean, related to the Business and regardless of age, (a) all trade accounts receivable and other rights to payment from customers and the full benefit of all security for such accounts or rights to payment, including all trade accounts receivable representing amounts receivable in respect of goods shipped or Products sold or services rendered to customers, (b) all other accounts or notes receivable and the full benefit of all security for such accounts or notes, and (c) any claim, remedy or other right related to any of the foregoing.

                  "Acquired Inventory" shall mean all merchandise inventories of the Business, wherever located, held for sale in the Ordinary Course of the Business.

                  "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

                  "Business" means the business of the Athletic Companies selling footwear and apparel at retail through stores operated under the tradename Footaction USA, and via catalogs and the internet under the same tradename, but excluding Parent and any other businesses of Footstar Corporation, which include, without limitation, those activities in which Parent's Meldisco segment ("Meldisco") is currently engaged and those activities in which Meldisco has previously engaged.

                  "Business Day" means any day of the year on which national banking institutions in New York are open to the public for conducting business and are not required or authorized to close.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Contract" means any written contract, indenture, note, bond, lease or other agreement.

                  "Documents" means all files, documents, instruments, papers, books, reports, records, tapes, microfilms, photographs, letters, budgets, forecasts, ledgers, journals, title policies, customer lists, regulatory filings, operating data and plans, technical documentation (design specifications, functional requirements, operating instructions, logic manuals, flow charts, etc.), user documentation (installation guides, user manuals, training materials, release notes, working papers, etc.), marketing documentation (sales brochures, flyers, pamphlets, web pages, etc.), and other similar materials related primarily to the Business and the Purchased Assets in each case whether or not in electronic form.

                  "Employees" means all individuals, as of the date hereof, whether or not actively at work as of the date hereof, who are employed by any of the Athletic Companies in connection with the Business, together with individuals who are hired in respect of the Business after the date hereof and prior to the Closing.

                  "Environmental Law" means any foreign, federal, state or local statute, regulation, ordinance, or rule of common law currently in effect relating to the protection of human health and safety or the environment or natural resources including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.ss. 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. App.ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C.ss. 6901 et seq.), the Clean Water Act (33 U.S.C.ss. 1251 et seq.), the Clean Air Act (42 U.S.C.ss. 7401 et seq.) the Toxic Substances Control Act (15 U.S.C.ss. 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C.ss. 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C.ss. 651 et seq.), and the regulations promulgated pursuant thereto.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Excluded Contracts" means the Contracts of the Business not set forth on Schedule 1.1(b).

                  "Furniture and Equipment" means all furniture, fixtures, furnishings, equipment, vehicles, leasehold improvements, and other tangible personal property owned or used by the Athletic Companies in the conduct of the Business, including all such artwork, desks, chairs, tables, Hardware, copiers, telephone lines and numbers, telecopy machines and other telecommunication equipment, cubicles and miscellaneous office furnishings and supplies.

                  "GAAP" means generally accepted accounting principles in the United States as of the date hereof.

                  "Governmental Body" means any government or governmental or regulatory body thereof, or political subdivision thereof, whether foreign, federal, state, or local, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

                  "Hardware" means any and all computer and computer-related hardware, including, but not limited to, computers, file servers, facsimile servers, scanners, color printers, laser printers and networks.

                  "Hazardous Material" means any substance, material or waste which is regulated by any Government Body including, without limitation, petroleum and its by-products, asbestos, and any material or substance which is defined as a "hazardous waste," "hazardous substance," "hazardous material," "restricted hazardous waste," "industrial waste," "solid waste," "contaminant," "pollutant," "toxic waste" or "toxic substance" under any provision of Environmental Law.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "Indebtedness" of any Person means, without duplication, (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and other accrued current liabilities arising in the Ordinary Course of Business); (iii) all obligations of such Person under leases required to be capitalized in accordance with GAAP;
(iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction; (v) all obligations of the type referred to in clauses (i) through (iv) of any Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including guarantees of such obligations; and (vi) all obligations of the type referred to in clauses
(i) through (v) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person).

                  "Inventory" shall mean all merchandise inventories of the Business, wherever located, held for sale in the Ordinary Course of the Business other than customer returns that have been worn or used, in-store faded merchandise, torn or discolored merchandise, shoes with excessive glue showing, loose stitches or miss-stitched items, single or mismatched shoes, used sample merchandise and test merchandise.

                  "IRS" means the Internal Revenue Service.

                  "Knowledge of Sellers" means the actual knowledge of those officers, employees and directors of Sellers identified on Schedule 1.1(a).

                  "Law" means any federal, state, local or foreign law, statute, code, ordinance, rule or regulation.

                  "Legal Proceeding" means any judicial, administrative or arbitral actions, suits, proceedings (public or private) or claims or any proceedings by or before a Governmental Body.

                  "Liability" means any debt, liability or obligation (whether direct or indirect, known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due), and including all costs and expenses relating thereto.

                  "Lien" means any lien, encumbrance, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, proxy, voting trust or agreement, transfer restriction under any shareholder or similar agreement or encumbrance.

                  "Material Adverse Effect" means (i) a material adverse effect on the business, assets, properties, results of operations or financial condition of the Business (taken as a whole), or (ii) a material adverse effect on the ability of Sellers to consummate the transactions contemplated by this Agreement or perform their obligations under this Agreement, other than an effect resulting from an Excluded Matter. "Excluded Matter" means any one or more of the following: (i) the effect of any change in the United States or foreign economies or securities or financial markets in general; (ii) the effect of any change that generally affects any industry in which Sellers operate;
(iii) the effect of any change arising in connection with earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing or underway as of the date hereof;
(iv) the effect of any action taken by Purchaser or its Affiliates with respect to the transactions contemplated hereby or with respect to Sellers, including their respective employees; (v) the effect of any changes in applicable Laws or accounting rules; or (vi) any effect resulting from the public announcement of this Agreement, compliance with terms of this Agreement or the consummation of the transactions contemplated by this Agreement; or (vii) any effect resulting from the filing of the Bankruptcy Case and reasonably anticipated effects thereof.

                  "Multiemployer Plan" means a "multiemployer plan" as defined in Section 3(37) of ERISA.

                  "Order" means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award of a Governmental Body.

                  "Ordinary Course of Business" means the ordinary and usual course of normal day-to-day operations of the Business through the date hereof consistent with past practice.

                  "Permits" means any approvals, authorizations, consents, licenses, permits or certificates of a Governmental Body.

                  "Permitted Exceptions" means (i) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in policies of title insurance which have been made available to Purchaser; (ii) statutory liens for current Taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings provided an appropriate and legally sufficient reserve is established therefor; (iii) mechanics', carriers', workers', repairers' and similar Liens arising or incurred in the Ordinary Course of Business; (iv) zoning, entitlement and other land use and environmental regulations by any Governmental Body provided that such regulations have not been violated; and (v) title of a lessor under a capital or operating lease.

                  "Person" means any individual, corporation, limited liability company, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

                  "Products" means any and all products developed, manufactured, marketed or sold by the Athletic Companies in connection with the Business.

                  "Purchased Contracts" means the Contracts set forth on
Schedule 1.1(b).

                  "Purchased Intellectual Property" means all intellectual property rights used by Sellers solely in connection with the Business and arising from or in respect of the following and as set forth on Schedule 1.1(c):
(i) patents and applications therefor, including continuations, divisionals, continuations-in-part, or reissues of patent applications and patents issuing thereon (collectively, "Patents") (ii) trademarks, service marks, trade names, service names, brand names, all trade dress rights, logos, Internet domain names and corporate names and general intangibles of a like nature, together with the goodwill associated with any of the foregoing, and all applications, registrations and renewals thereof, (collectively, "Trademarks"), (iii) copyrights and registrations and applications therefor, works of authorship, and mask work rights , (collectively, "Copyrights"), and (iv) Software and Technology.

                  "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, or leaching into the indoor or outdoor environment, or into or out of any property.

                  "Remedial Action" means all actions to (i) clean up, remove, treat or in any other way address any Hazardous Material; (ii) prevent the Release of any Hazardous Material so it does not endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care; or (iv) to correct a condition of noncompliance with Environmental Laws.

                  "Sale Motion" means the motion or motions of Sellers, in form and substance reasonably acceptable to Purchaser and Sellers, seeking approval and entry of the Sale Order.

                  "Sale Order" shall be an order or orders of the Bankruptcy Court in form and substance reasonably acceptable to Purchaser and Sellers approving this Agreement and all of the terms and conditions hereof, and approving and authorizing Sellers to consummate the transactions contemplated hereby. Without limiting the generality of the foregoing, such order shall find and provide, among other things, that (i) the Purchased Assets sold to Purchaser pursuant to this Agreement shall be transferred to Purchaser free and clear of all Liens (other than Liens created by Purchaser and Permitted Exceptions) and claims, such Liens and claims to attach to the Purchase Price; (ii) Purchaser has acted in "good faith" within the meaning of Section 363(m) of the Bankruptcy Code; (iii) this Agreement was negotiated, proposed and entered into by the parties without collusion, in good faith and from arm's length bargaining positions; (iv) the Bankruptcy Court shall retain jurisdiction to resolve any controversy or claim arising out of or relating to this Agreement, or the breach hereof as provided in Section 13.3 hereof; (v) Purchaser may take assignment of the Real Property Leases under Section 365 of the Bankruptcy Code notwithstanding any restrictions contained therein that would purport to restrict such assignment or use by Purchaser; and (vi) this Agreement and the transactions contemplated hereby may be specifically enforced against and binding upon, and not subject to rejection or avoidance by, Sellers or any chapter 7 or chapter 11 trustee of Sellers.

                  "Software" means, except to the extent generally available for purchase from a third Person, any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, and (iv) all documentation including user manuals and other training documentation related to any of the foregoing.

                  "Subsidiary" means any Person of which a majority of the outstanding voting securities or other voting equity interests are owned, directly or indirectly, by any Seller.

                  "Tax Authority" means any federal, state, local or foreign government, or agency, instrumentality or employee thereof, charged with the administration of any law or regulation relating to Taxes.

                  "Tax Return" means all returns, declarations, reports, estimates, information returns and statements required to be filed in respect of any Taxes.

                  "Taxes" means (i) all federal, state, local or foreign taxes, charges or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, and (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any Tax Authority in connection with any item described in clause (i).

                  "Technology" means, collectively, all designs, formulae, algorithms, procedures, methods, techniques, know-how, research and development, technical data, programs, subroutines, tools, materials, specifications, processes, inventions (whether patentable or unpatentable and whether or not reduced to practice), apparatus, creations, improvements, works of authorship and other similar materials, and all recordings, graphs, drawings, reports, analyses, and other writings, and other tangible embodiments of the foregoing, in any form whether or not specifically listed herein, and all related technology, that are used in, incorporated in, embodied in, displayed by or relate to, or are used or useful in the design, development, reproduction, maintenance or modification of, any of the Products.

                  "WARN Act" means the Worker Adjustment and Retraining Notification Act of 1988, as amended, and any similar state Law, ant the rules and regulations thereunder.

                  1.2 Terms Defined Elsewhere in this Agreement. For purposes of this Agreement, the following terms have meanings set forth in the sections indicated:

      Term                                              Section
      ----                                              -------

      Accounting Firm                                   3.5(e)
      Adjustment Amount                                 3.4(b)
      Agreed Principles                                 3.5(a)
      Antitrust Division                                8.4(b)
      Antitrust Laws                                    8.4(b)
      Asset Acquisition Statement                       12.3
      Assumed Liabilities                               3.1
      Athletic Company                                  Recitals
      Bankruptcy Case                                   Recitals
      Bankruptcy Court                                  Recitals
      Break-Up Fee                                      7.1
      Claim                                             11.4(a)
      Closing                                           4.1
      Closing Date                                      4.1
      Closing Inventory Value                           3.5(b)
      Closing Statement of Inventory                    3.5(b)
      Competing Bid                                     7.2
      Compromised Liabilities                           2.4(c)
      Confidential Information                          8.6
      Confidentiality Agreement                         8.6
      Copyrights                                        (in Purchased
                                                        Intellectual
                                                        Property definition)
      Effective Time                                    4.1
      Employee Plans                                    5.7(a)
      Escrow Agent                                      3.2
      Escrow Agreement                                  3.2
      Escrowed Funds                                    3.2
      Excluded Assets                                   2.2
      Excluded Liabilities                              2.4
      Expense Reimbursement                             7.1
      Expenses                                          11.2(a)(iv)
      Final Number                                      3.5(e)
      Foot Locker                                       Recitals
      Footstar 401(k) Plan                              9.2(b)
      FTC                                               8.4(a)
      Gross Rings                                       3.5(a)
      Guarantee                                         13.10
      Indemnification Claim                             11.4

      Term                                              Section
      ----                                              -------

      Inventory Count                                   3.5(a)
      Inventory Service                                 3.5(a)
      Leased Real Property                              5.5(b)
      Losses                                            11.2(a)(i)
      Position                                          3.5(e)
      Meldisco                                          (in Business definition)
      Objection Notice                                  3.5(c)
      Objection Period                                  3.5(c)
      Parent                                            Recitals
      Party                                             Recitals
      Patents                                           (in Purchased
                                                        Intellectual
                                                        Property definition)
      Post-Closing Adjustment Amount                    3.5(g)
      Purchased Assets                                  2.1
      Purchase Price                                    3.1
      Purchaser                                         Recitals
      Purchaser Business                                8.4(b)
      Purchaser Documents                               6.2
      Purchaser 401(k) Plan                             9.2(b)
      Purchaser Plans                                   9.2(a)
      Radius Adjustment Amount                          3.4(c)
      Radius Restrictions                               3.4(c)
      Real Property Escrow                              3.4(b)
      Real Property Lease                               5.5(b)
      Representative                                    3.5(f)
      Revised Statements                                12.3
      Sellers                                           Recitals
      Seller Documents                                  5.2
      SKU                                               3.5(a)
      Termination Date                                  4.4(a)
      Trademarks                                        (in Purchased
                                                        Intellectual
                                                        Property definition)
      Transferred Employees                             9.1
      Transfer Taxes                                    12.1
      Unresolved Claims                                 11.6

         1.3 Other Definitional and Interpretive Matters

                   (a) Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

                   Calculation of Time Period. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

                   Dollars. Any reference in this Agreement to $ shall mean U.S. dollars.

                   Exhibits/Schedules. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any matter or item disclosed on one schedule shall be deemed to have been disclosed on each other schedule. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement.

                   Gender and Number. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

                   Headings. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any "Section" are to the corresponding Section of this Agreement unless otherwise specified.

                   Herein. The words such as "herein," "hereinafter," "hereof," and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

                   Including. The word "including" or any variation thereof means "including, without limitation" and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

                   (b) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

                                   Article II

             PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES

         2.1 Purchase and Sale of Assets. On the terms and subject to the conditions set forth in this Agreement, at the Closing Purchaser shall purchase, acquire and accept from the Athletic Companies, and the Athletic Companies shall sell, transfer, assign, convey and deliver to Purchaser (as designated in writing by Purchaser in advance of the Closing) all of the Athletic Companies' right, title and interest in, to and under the Purchased Assets. "Purchased Assets" shall mean the following assets of the Athletic Companies (but excluding Excluded Assets) as of the Closing to the extent exclusively related to the
Business:

                   (a) all Acquired Inventory;

                   (b) all rights of the Athletic Companies under each Real Property Lease, together with all improvements, fixtures and other appurtenances thereto and rights in respect thereof;

                   (c) the Furniture and Equipment;

                   (d) the Purchased Intellectual Property;

                   (e) the Purchased Contracts;

                   (f) all Documents that are used in, held for use in or intended to be used in, or that arise exclusively out of, the Business, including Documents relating to Products, services, marketing, advertising, promotional materials, Purchased Intellectual Property, personnel files for Transferred Employees and all files, customer files and documents (including credit information), supplier lists, records, literature and correspondence, whether or not physically located on any of the premises referred to in clause
(d) above, but excluding (i) personnel files for Employees of any Seller who are not Transferred Employees, (ii) such files as may be required under applicable Law regarding privacy, and (iii) any Documents primarily related to or are required to realize the benefits of any Excluded Assets;

                   (g) all Permits used by the Athletic Companies in the Business to the extent assignable;

                   (h) all supplies owned by the Athletic Companies and used in connection with the Business;

                   (i) all rights of the Athletic Companies under non-disclosure or confidentiality, non-compete, or non-solicitation agreements with employees and agents of any of the Athletic Companies or with third parties to the extent relating to the Business or the Purchased Assets (or any portion thereof);

                   (j) all rights of the Athletic Companies under or pursuant to all warranties, representations and guarantees made by suppliers, manufacturers and contractors to the extent relating to Products sold, or services provided, to the Athletic Companies or to the extent affecting any Purchased Assets other than any warranties, representations and guarantees pertaining to any Excluded Assets; and

                   (k) all goodwill and other intangible assets associated with the Business, including customer and supplier lists and the goodwill associated with the Purchased Intellectual Property.

         2.2 Excluded Assets. Nothing herein contained shall be deemed to sell, transfer, assign or convey the Excluded Assets to Purchaser, and the Athletic Companies shall retain all right, title and interest to, in and under the Excluded Assets. "Excluded Assets" shall mean all assets, properties, interests and rights of the Athletic Companies other than the Purchased Assets, including, without limitation, each of the following assets:

                   (a) all cash, cash equivalents, bank deposits or similar cash items of the Athletic Companies;

                   (b) all of the Athletic Companies' deposits or prepaid charges and expenses paid in connection with or relating to any Excluded Assets;

                   (c) all Accounts Receivable;

                   (d) the Excluded Contracts

                   (e) any intellectual property rights of any Athletic Company and its Subsidiaries other than the Purchased Intellectual Property;

                   (f) any (i) confidential personnel and medical records pertaining to any Employee; (ii) other books and records that the Athletic Companies are required by Law to retain or that the Athletic Companies determine are necessary or advisable to retain including, without limitation, Tax Returns, financial statements, and corporate or other entity filings; provided, however, that Purchaser shall have the right to make copies of any portions of such retained books and records that relate to the Business or any of the Purchased Assets and shall have the rights set forth in Section 8.7; (iii) any information management systems of the Athletic Companies, other than those used or held for use exclusively in the conduct of the Business; (iv) minute books, stock ledgers and stock certificates of Parent or any of its Subsidiaries; and (v) documents relating to proposals to acquire the Business by Persons other than Purchaser.

                   (g) any claim, right or interest of the Athletic Companies in or to any refund, rebate, abatement or other recovery for Taxes, together with any interest due thereon or penalty rebate arising therefrom, for any Tax period (or portion thereof) ending on or before the Closing Date;

                   (h) all insurance policies or rights to proceeds thereof relating to the assets, properties, business or operations of the Athletic Companies; and

                   (i) all deposits (including customer deposits and security deposits for rent, electricity, telephone or otherwise) and prepaid charges and expenses of the Athletic Companies other than any deposits or prepaid charges and expenses paid in connection with or relating to any Excluded Assets;

                   (j) any rights, claims or causes of action of the Athletic Companies against third parties relating to assets, properties, business or operations of the Athletic Companies arising out of events occurring on or prior to the Closing Date, provided that Sellers hereby waive all such claims against Foot Locker or any of its subsidiaries or Affiliates arising out of events occurring on or prior to the Closing Date and not in connection with this Agreement or the transactions contemplated hereunder.

         2.3 Assumption of Liabilities. On the terms and subject to the conditions set forth in this Agreement, at the Closing Purchaser shall assume, effective as of the Closing, and shall timely perform and discharge in accordance with their respective terms, the following Liabilities of Sellers (collectively, the "Assumed Liabilities"):

                   (a) all Liabilities of Sellers under the Purchased Contracts arising on or after the Closing Date;

                   (b) all Liabilities arising in connection with gift cards related to the Business, as calculated in accordance with Schedule 3.4(a);

                   (c) Liabilities arising from the sale of Products or Inventory in the Ordinary Course of Business pursuant to product warranties, product returns and rebates under established procedures requiring presentation of receipts, other than the Compromised Liabilities;

                   (d) all Transfer Taxes applicable to the transfer of the Purchased Assets pursuant to this Agreement;

                   (e) all other Liabilities with respect to the Business, the Purchased Assets or the Transferred Employees arising after the Closing; and

                   (f) all Liabilities relating to amounts required to be paid by Purchaser hereunder.

         2.4 Excluded Liabilities. Notwithstanding anything in this Agreement to the contrary, Purchaser shall not assume, and shall be deemed not to have assumed, any Liabilities relating to the Business of the Athletic Companies except as expressly provided in Section 2.3 hereof or elsewhere in this Agreement, and the Athletic Companies shall be solely and exclusively liable with respect to all such Liabilities, other than the Assumed Liabilities and such other Liabilities expressly assumed by Purchaser hereunder (collectively, the "Excluded Liabilities"), including those Liabilities set forth below:

                   (a) all Liabilities arising out of Excluded Assets, including Contracts that are not Purchased Contracts;

                   (b) except as otherwise provided in Section 2.3(d) and
Article XII, all Liabilities for Taxes of any Seller relating to the Purchased Assets for any Tax periods (or portions thereof) ending on or before the Effective Time;

                   (c) Liabilities incurred in the Ordinary Course of Business existing prior to the filing of the Bankruptcy Case that are subject to compromise under the Bankruptcy Case (the "Compromised Liabilities");

                   (d) Liabilities with respect to the Business, the Purchased Assets or the Transferred Employees arising prior to the Closing which are not Assumed Liabilities;

                   (e) accounts payable incurred in the Ordinary Course of Business existing on the Closing Date (including, for the avoidance of doubt, (i) invoiced accounts payable and (ii) accrued but uninvoiced accounts payable); and

                   (f) all Liabilities relating to amounts required to be paid by Sellers hereunder.

         2.5 Cure Amounts.

                   At Closing and pursuant to Section 365 of the Bankruptcy Code, Sellers shall assume and assign to Purchaser and Purchaser shall assume from Seller, the Purchased Contracts and Real Property Leases. The cure amounts, as determined by the Bankruptcy Court, if any, necessary to cure all defaults, if any, and to pay all actual or pecuniary losses that have resulted from such defaults under the Purchased Contracts and Real Property Leases, shall be paid by Sellers, on or before Closing. Purchaser shall not have the right to terminate this Agreement as a result of the failure by Sellers to assume and assign to Purchaser any Purchased Contract (on terms and conditions no less favorable than those in existence as of the date hereof), unless any such failure results in a Material Adverse Effect.

         2.6 Further Conveyances and Assumptions.

                   (a) From time to time following the Closing, Sellers shall, or shall cause their Affiliates to, make available to Purchaser such non-confidential data in personnel records of Transferred Employees as is reasonably necessary for Purchaser to transition such employees into Purchaser's records.

                   (b) From time to time following the Closing, Sellers and Purchaser shall, and shall cause their respective Affiliates to, execute, acknowledge and deliver all such further conveyances, notices, assumptions, releases and acquaintances and such other instruments, and shall take such further actions, as may be reasonably necessary or appropriate to assure fully to Purchaser and its respective successors or assigns, all of the properties, rights, titles, interests, estates, remedies, powers and privileges intended to be conveyed to Purchaser under this Agreement and the Seller Documents and to assure fully to Sellers and their Affiliates and their successors and assigns, the assumption of the liabilities and obligations intended to be assumed by Purchaser under this Agreement and the Seller Agreements, and to otherwise make effective the transactions contemplated hereby and thereby.

         2.7 Bulk Sales Laws. Purchaser hereby waives compliance by Sellers with the requirements and provisions of any "bulk-transfer" Laws of any jurisdiction that may otherwise be applicable with respect to the sale and transfer of any or all of the Purchased Assets to Purchaser.

                                  Article III

                                  CONSIDERATION


         3.1 Consideration. The aggregate consideration for the Purchased Assets shall be (a) an amount in cash equal to One Hundred Sixty Million Dollars ($160,000,000) (the "Purchase Price"), subject to adjustment as provided in Sections 3.4 and 3.5, and (b) the assumption of the Assumed Liabilities.

         3.2 Purchase Price Deposit. Upon the execution of this Agreement, pursuant to the terms of an escrow agreement substantially in the form of Exhibit C attached hereto (the "Escrow Agreement"), Purchaser shall immediately deposit with Wilmington Trust Company or such other Person mutually agreed upon by the Parties, in its capacity as escrow agent (the "Escrow Agent") the sum of Four Million Dollars ($4,000,000,000) by wire transfer of immediately available funds and Parent will deliver to the Escrow Agent the Four Million Dollars ($4,000,000,000) wired by or on behalf of Purchaser to Seller on April 12, 2004 (collectively, the "Escrowed Funds"), to be released by the Escrow Agent and delivered to either Purchaser or Parent, in accordance with the provisions of the Escrow Agreement. Pursuant to the Escrow Agreement, the Escrowed Funds (together with all accrued investment income or interest thereon) shall be distributed as follows:

                   (a) if the Closing shall occur, the Escrowed Funds shall be applied towards the Purchase Price payable by Purchaser to Sellers under Section
3.3 hereof and all accrued investment income or interest thereon shall be delivered to Purchaser at the Closing;

                   (b) if this Agreement is terminated by Sellers pursuant to
Section 4.4(f), the Escrowed Funds, together with all accrued investment income or interest thereon, shall be delivered to Seller; or

                   (c) if this Agreement is terminated for any reason other than by Sellers pursuant to Section 4.4(f), the Escrowed Funds, together with all accrued investment income or interest thereon, shall in each case be returned to Purchaser.

         3.3 Payment of Purchase Price. On the Closing Date, Purchaser shall pay to Sellers, by wire transfer of immediately available funds into an account designated by Parent, the Purchase Price (less the Escrowed Funds), as adjusted in accordance with Section 3.4.

         3.4 Purchase Price Adjustments.

                   (a) Gift Cards. At Closing, the Purchase Price shall be reduced in respect of any Liabilities arising in connection with gift cards related to the Business in an amount calculated in accordance with the principles set forth on Schedule 3.4(a).

                   (b) Real Property Leases. To the extent that at the Closing any of the Real Property Leases set forth on Schedule 3.4(b) have not been replaced by a new lease with respect to the real property subject to such Real Property Leases, transferred or assigned to Purchaser, the adjustment amount set forth on Schedule 3.4(b) (the "Adjustment Amount") with respect to any such Real Property Lease shall be deducted from the Purchase Price and placed into escrow (the "Real Property Escrow") with the Escrow Agent. At any time within one (1) year from the Closing Date that any Purchaser or any of their Affiliates enter into a lease with respect to any real property subject to any such Real Property Lease (including relocating any store subject to any such Real Property Lease to a new location in the same mall), the Adjustment Amount relating to such Real Property Lease and any interest or investment income accrued thereon shall be promptly disbursed from the Real Property Escrow by the Escrow Agent to Sellers. After the one (1) year anniversary of the Closing Date, any amounts remaining in the Real Property Escrow not payable to Sellers with respect to the Adjustment Amount shall be promptly disbursed by the Escrow Agent to Purchaser.

                   (c) To the extent that at the Closing any of the Real Property Leases set forth on Schedule 3.4(c) have not been replaced by a new lease with respect to the real property subject to such Real Property Leases, removing or modifying restrictions contained therein that prevent any Purchaser or their Affiliates from operating another store existing as of the date hereof within a radius set forth therein (the "Radius Restrictions"), or transferred or assigned to Purchaser without such Radius Restrictions, the adjustment amount set forth on Schedule 3.4(c) (the "Radius Adjustment Amount") with respect to any such Real Property Lease shall be deducted from the Purchase Price and placed into the Real Property Escrow with the Escrow Agent. At any time within one (1) year from the Closing Date that any Purchaser or any of their Affiliates enter into a lease or amended lease with respect to any real property subject to any such Real Property Lease which does not contain the Radius Restrictions, the Radius Adjustment Amount relating to such Real Property Lease and any interest or investment income accrued thereon shall be promptly disbursed from the Real Property Escrow by the Escrow Agent to Sellers. After the one (1) year anniversary of the Closing Date, any amounts remaining in the Real Property Escrow with respect to the Radius Adjustment not payable to Sellers shall be promptly disbursed by the Escrow Agent to Purchaser.

         3.5 Inventory Count; Post-Closing Adjustment.

                   (a) On a mutually convenient date or dates as near as reasonably practicable to the Closing Date, but in no event more than three (3) days prior to the then anticipated Closing Date and no more than three (3) days after the actual Closing Date, Purchaser and Parent shall cause to be taken a physical count of the Inventory of the Business on a stock keeping unit ("SKU") basis as valued under the retail accounting method (the "Inventory Count"). The Inventory Count shall be taken by RGIS Inventory Services or such other inventory service designated jointly by Parent and Purchaser (the "Inventory Service") with Purchaser and Parent sharing equally the fees and expenses of the Inventory Service and Purchaser and Parent otherwise each bearing its own costs and expenses in connection therewith. The Inventory Service shall conduct the Inventory Count in accordance with the principles set forth on Schedule 3.5(a) (the "Agreed Principles"). Purchaser and Parent shall conduct the Inventory Count in accordance with the Agreed Principles, and shall roll back or roll forward the Inventory Count, as the case may be, to the Effective Time based on Gross Rings (as defined below). If the Inventory Count is conducted at any store location on a date that is before the Effective Time, then for the period from the completion of the Inventory Count at such store location until the Effective Time, Parent shall keep a count of units sold by SKU multiplied by the applicable retail value of such SKUs ("Gross Rings"). All such reports shall be made available by Parent to Purchaser on a daily basis. If the Inventory Count is conducted at any store location on a date that is after the Effective Time, then for the period from the Effective Time to the completion of the Inventory Count at such store location, Purchaser shall keep a count of the Gross Rings. All such reports shall be made available by Purchaser to Parent on a daily basis.

                   (b) The Inventory Service shall be additionally instructed by Purchaser and Parent to prepare and deliver to Purchaser and Parent a final certified report of Inventory Count and an unaudited statement (the "Closing Statement of Inventory") setting forth the value of the Inventory as determined in accordance with the Agreed Principles as of the Effective Time (the "Closing Inventory Value"), as promptly as practicable following the Inventory Count, but in any event no later than seven (7) days after the last day of the Inventory Count. Purchaser and Sellers shall cooperate with and reasonably assist the Inventory Service, and shall make available to the Inventory Service the books, records, personnel and properties of Purchaser or Sellers, as the case may be, that the Inventory Service reasonably requires in order to prepare and deliver the Closing Statement of Inventory.

                   (c) Purchaser and Parent shall have fifteen (15) days following the Inventory Service's delivery of the Closing Statement of Inventory (the "Objection Period") to provide written notice to the other Party (the "Objection Notice") of any good faith objection to any portion of the Closing Statement of Inventory relating to the calculation of the Closing Inventory Value, which objection shall be set forth with reasonable detail in such Objection Notice; provided, however, that if the disputed portions of the Closing Statement of Inventory are less than $100,000 in the aggregate, then (A) no such Objection Notice shall be delivered to the other Party and (B) the Closing Statement of Inventory as prepared by the Inventory Service shall be deemed final and undisputed. During the Objection Period, Purchaser, Parent and their respective accountants will be permitted to examine the work papers and all back-up materials and memoranda used or generated by Inventory Service in connection with the preparation of the Closing Statement of Inventory and such other documents as Purchaser or Parent may reasonably request in connection with its review of the Closing Statement of Inventory, and shall be provided access at all reasonable times to the personnel of the Service Company, Purchaser or Parent, as the case may be, for the purpose of reviewing and ascertaining the accuracy of the Closing Statement of Inventory. Unless Purchaser or Parent timely delivers an Objection Notice before the expiration of the Objection Period, the Closing Statement of Inventory (and the Closing Inventory Value reflected thereon or calculated therefrom) shall be deemed to have been accepted and approved by such non-objecting party and shall thereafter be final and binding upon any such non-objecting party for purposes of any post-closing adjustment set forth in this Section 3.5 (and any amounts to be paid pursuant to Section 3.5(g) shall thereupon be paid). In addition, to the extent any portion of the Closing Statement of Inventory or of the calculation of the Closing Inventory Value shall not be expressly objected to in the Objection Notice, such matters shall be deemed to have been accepted and approved by Purchaser and Parent and shall be final and binding upon Purchaser and Parent for purposes hereof (and the undisputed amount, if any, to be paid pursuant to Section 3.5(g) shall thereupon be paid). If Purchaser or Parent timely delivers an Objection Notice before the expiration of the Objection Period, then those aspects of the Closing Statement of Inventory objected to in the Objection Notice shall not thereafter be final and binding until resolved in accordance with this Section 3.5.

                   (d) Following receipt of any Objection Notice, Parent and Purchaser shall discuss in good faith the applicable objections set forth therein for a period of ten (10) days thereafter and shall, during such period, attempt to resolve the matter or matters in dispute by mutual written agreement. If Parent and Purchaser reach such an agreement, the agreement shall be confirmed in writing and shall revise the Closing Statement of Inventory to reflect such agreement, which agreement (and Closing Statement of Inventory, as so revised, including the Closing Inventory Value reflected thereon or calculated therefrom) shall thereafter be final and binding upon Sellers and Purchaser for purposes of any post-closing adjustment set forth in this Section
3.5 (and any amounts remaining to be paid pursuant to Section 3.5(g) shall thereupon be paid).

                   (e) If Purchaser and Parent are unable to reach a mutual agreement in whole or in part in accordance with Section 3.5(d) during the ten
(10) day period referred to therein, then Parent and Purchaser shall appoint Ernst & Young (or such other accounting firm of national standing designated jointly by Parent and Purchaser) (the "Accounting Firm"), which shall resolve those matters still in dispute with respect to the Closing Statement of Inventory and the Closing Inventory Value reflected thereon or calculated therefrom. Not later than 5:00 p.m. New York City time on the tenth (10th) full Business Day after the day on which the Accounting Firm is appointed, Parent and Purchaser each shall deliver or cause to be delivered to the Accounting Firm:
(i) a written statement of its position on each remaining dispute or disagreement (that Party's "Position"); (ii) the aggregate Closing Inventory Value, determined as though the Accounting Firm concurred with each such position (that Party's "Final Number"); and (iii) a wire transfer or certified check in the amount of $50,000, which amount the Accounting Firm shall be authorized to apply towards its fees and expenses in the manner set forth below. If one Party fully complies with the immediately preceding sentence and the other Party does not, the compliant Party's Position shall be final and binding on all Parties and no further action by the Accounting Firm is required. If both Parties comply with the second sentence of this paragraph (e), the Accounting Firm shall make a final and binding resolution of the remaining disputes or disagreements between Purchaser and Parent. The Accounting Firm shall be instructed that, in making its final and binding resolution, it must, as to each disputed item, select either the Position of Purchaser or the Position of Parent. No appeal from such determination shall be permitted. The costs and expenses for the services of the Accounting Firm shall be borne entirely by the Party whose Final Number is furthest (in dollars) from the Closing Inventory Value as determined by the Accounting Firm. Subject to the foregoing sentence, all fees and expenses of Parent relating to matters described in this Section
3.5 shall be borne by Parent, and all fees and expenses of Purchaser relating to matters described in this Section 3.5 shall be borne by Purchaser. Parent and Purchaser agree to fully cooperate with each other and with the Accounting Firm to resolve any dispute.

                   (f) Notwithstanding any other provision of this Agreement, including, without limitation, any provision stating that remedies shall be cumulative and not exclusive, this Section 3.5 provides the sole and exclusive method for resolving any and all disputes that may arise between or among the Parties with respect to the determination of Closing Inventory Value. As among the Parties, each Party hereby irrevocably waives, relinquishes and surrenders on its own behalf and on behalf of its Affiliates and its officers, directors, principals, attorneys, agents, employees and other authorized representatives (each a "Representative") all rights to, and agrees that it will not attempt, and shall cause its Affiliates and Representatives not to attempt, to, resolve any such dispute or disputes related to the determination of the Closing Statement of Inventory in any manner other than as set forth in this Section 3.5, including, without limitation, through litigation. Each Party further agrees on its own behalf and on behalf of its Affiliates and Representatives that if one or more of them should initiate any attempt to resolve any such dispute or disputes related to the determination of the Closing Statement of Inventory in any manner other than the sole and exclusive manner set forth in this Section 3.5, such initiators shall pay and reimburse all fees, costs and expenses incurred by any other Party as a result of, in connection with or related to such attempt or attempts.

                   (g) The Purchase Price shall be calculated based upon the final calculation of the Closing Inventory Value as determined in this Section
3.5 and shall be calculated at the time the Closing Statement of Inventory (and the Closing Inventory Value reflected thereon or calculated therefrom) becomes final and binding on the Parties pursuant to this Section 3.5. If the Closing Inventory Value as reflected on or calculated from such final and binding Closing Statement of Inventory is greater or less than the base amount set forth in Schedule 3.5(a), then the Purchase Price shall be increased or decreased, as the case may be, by an adjustment amount calculated in accordance with Schedule 3.5(a) (the amount of any such adjustment, the "Post-Closing Adjustment Amount"). The Post-Closing Adjustment Amount payable by either Sellers or Purchaser pursuant to this Section 3.5(g) shall be paid promptly by the Party required to pay such Post-Closing Adjustment Amount, but in no event later than two (2) Business Days following the determination of such Post-Closing Adjustment Amount. Payment by either Sellers or Purchaser of the Post-Closing Adjustment Amount shall be made in immediately available funds via wire transfer to an account designated in writing by the Party entitled to receive such payment. The Post-Closing Adjustment Amount payable under this Section 3.5(g) shall be paid with interest thereon from and including the Closing Date, but excluding the date of payment, calculated at the prime rate of interest as published by The Wall Street Journal on the date of the final determination of the Post-Closing Adjustment, plus one percent (1%), except that if the payment of the Post-Closing Adjustment is made later than the date provided for above in this Section 3.5(g), then the Post-Closing Adjustment Amount shall instead be paid with interest thereon from and including the Closing Date, but excluding the date of payment, calculated at the prime rate of interest as published by The Wall Street Journal on the date of the final determination of the of the Post-Closing Adjustment, plus five percent (5%).

                                   Article IV

                             CLOSING AND TERMINATION

         4.1 Closing Date. Subject to the satisfaction of the conditions set forth in Sections 10.1, 10.2 and 10.3 hereof (or the waiver thereof by the Party entitled to waive that condition), the closing of the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities provided for in
Article II hereof (the "Closing") shall take place at the offices of Weil, Gotshal & Manges LLP located at 767 Fifth Avenue, New York, New York (or at such other place as the Parties may designate in writing) at 10:00 a.m. (New York City time) on the date that is two (2) Business Days following the satisfaction or waiver of the conditions set forth in Article X (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), unless another time or date, or both, are agreed to in writing by the Parties. The date on which the Closing shall be held is referred to in this Agreement as the "Closing Date." The Closing shall be deemed to have occurred at 11:59:59 p.m. on the Saturday prior to the Closing Date (the "Effective Time").

         4.2 Deliveries by Seller. At the Closing, Sellers shall deliver to
Purchaser:

                   (a) a duly executed bill of sale in the form of Exhibit A hereto;

                   (b) duly executed assignment and assumption agreement in the form of Exhibit B hereto, duly executed assignments of the registered Trademarks, applications for registrations of Trademarks, Patents and Patent applications in each case, included in the Purchased Intellectual Property, in a form suitable for recording in the United States Patent and Trademark Office, duly executed assignments of registered Copyrights included in the Purchased Intellectual Property, in a form suitable for recording in the United States Copyright Office and duly executed general assignments of all other Purchased Intellectual Property;

                   (c) the officer's certificate required to be delivered pursuant to Sections 10.1(a) and 10.1(b);

                   (d) all other instruments of conveyance and transfer, in form and substance reasonably acceptable to Purchaser, as may be necessary to convey the Purchased Assets to Purchaser; and

                   (e) such other documents, instruments and certificates as Purchaser may reasonably request.

         4.3 Deliveries by Purchaser. At the Closing, Purchaser shall deliver to
Sellers:

                   (a) the Purchase Price (less the Escrowed Funds), as adjusted in accordance with Section 3.4, in immediately available funds, as set forth in
Section 3.3 hereof;

                   (b) a duly executed assignment and assumption agreement in the form attached hereto as Exhibit B hereto;

                   (c) the officer's certificate required to be delivered pursuant to Sections 10.2(a) and 10.2(b); and

                   (d) such other documents, instruments and certificates as Sellers may reasonably request.

         4.4 Termination of Agreement. This Agreement may be terminated prior to the Closing as follows:

                   (a) by Purchaser or Sellers, if the Closing shall not have occurred by the close of business on June 1, 2004 (the "Termination Date"); provided, however, that, if the Closing shall not have occurred due to the failure of the Bankruptcy Court to enter the Sale Order and if all other conditions to the respective obligations of the Parties to close hereunder that are capable of being fulfilled by the Termination Date shall have been so fulfilled or waived, then no Party may terminate this Agreement prior to June 15, 2004; provided, further, that if the Closing shall not have occurred on or before the Termination Date due to a material breach of any representations, warranties, covenants or agreements contained in this Agreement by Purchaser or Sellers, then the breaching party may not terminate this Agreement pursuant to this Section 4.4(a);

                   (b) by mutual written consent of Sellers and Purchaser;

                   (c) by Purchaser, if any of the conditions to the obligations of Purchaser set forth in Sections 10.1 and 10.3 shall have become incapable of fulfillment other than as a result of a breach by Purchaser of any covenant or agreement contained in this Agreement, and such condition is not waived by Purchaser;

                   (d) by Sellers, if any condition to the obligations of Sellers set forth in Sections 10.2 and 10.3 shall have become incapable of fulfillment other than as a result of a breach by any Seller of any covenant or agreement contained in this Agreement, and such condition is not waived by Sellers;

                   (e) by Purchaser, if there shall be a breach by any Seller of any representation or warranty, or any covenant or agreement contained in this Agreement which would result in a failure of a condition set forth in Section
10.1 or 10.3 and which breach cannot be cured or has not been cured by the earlier of (i) 20 Business Days after the giving of written notice by Purchaser to Sellers of such breach and (ii) the Termination Date;

                   (f) by Sellers, if there shall be a breach by Purchaser of any representation or warranty, or any covenant or agreement contained in this Agreement which would result in a failure of a condition set forth in Section
10.2 or 10.3 and which breach cannot be cured or has not been cured by the earlier of (i) 20 Business Days after the giving of written notice by Sellers to Purchaser of such breach and (ii) the Termination Date;

                   (g) by Sellers or Purchaser if there shall be in effect a final nonappealable Order of a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby; it being agreed that the Parties hereto shall promptly appeal any adverse determination which is not nonappealable (and pursue such appeal with reasonable diligence); or

                   (h) by Purchaser or Sellers, if the Bankruptcy Court shall enter an order approving a Competing Bid, subject to Purchaser's right to payment of the Break-Up Fee and Expense Reimbursement in accordance with the provisions of Section 7.1.

         4.5 Procedure Upon Termination. In the event of termination and abandonment by Purchaser or Sellers, or both, pursuant to Section 4.4 hereof, written notice thereof shall forthwith be given to the other Party or Parties, and this Agreement shall terminate, and the purchase of the Purchased Assets hereunder shall be abandoned, without further action by Purchaser or Sellers. If this Agreement is terminated as provided herein each Party shall redeliver all documents, work papers and other material of any other Party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the Party furnishing the same.

         4.6 Effect of Termination.

                   (a) In the event that this Agreement is validly terminated as provided herein, then each of the Parties shall be relieved of its duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to Purchaser or Sellers; provided, however, that the obligations of the Parties set forth in Section 7.1, Article XI and Article XIII hereof shall survive any such termination and shall be enforceable hereunder.

                   (b) Nothing in this Section 4.6 shall relieve Purchaser or Sellers of any liability for a breach of this Agreement prior to the date of termination; in which event the non-breaching party shall be entitled to seek indemnification from the breaching party pursuant to Article XI.

                   (c) The Confidentiality Agreement shall survive any termination of this Agreement and nothing in this Section 4.6 shall relieve Purchaser or Sellers of their obligations under the Confidentiality Agreement.

                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

                  Sellers hereby represent and warrant to Purchaser that:

         5.1 Organization and Good Standing.

                   Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and each of the other Sellers is a corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation as identified on
Schedule 5.1, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted.
Schedule 5.1 identifies the only jurisdictions in which the ownership, use or leasing of such Seller's assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary.

         5.2 Authorization of Agreement. Each Seller has all requisite power, authority and legal capacity to execute and deliver this Agreement and each Seller has all requisite power, authority and legal capacity to execute and deliver each other agreement, document, or instrument or certificate contemplated by this Agreement or to be executed by Sellers in connection with the consummation of the transactions contemplated by this Agreement (the "Seller Documents"), to perform their respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Seller Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of each Seller. This Agreement has been, and each of the Seller Documents will be at or prior to the Closing, duly and validly executed and delivered by each Seller which is a party thereto and (assuming the due authorization, execution and delivery by the other parties hereto and thereto, the entry of the Sale Order, and, with respect to Sellers' obligations under Section 7.1, the entry of an order of the Bankruptcy Court approving such obligations) this Agreement constitutes, and each of the Seller Documents when so executed and delivered will constitute, legal, valid and binding obligations of Sellers enforceable against Sellers in accordance with their respective terms, subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

         5.3 Conflicts; Consents of Third Parties.

                   (a) Except as set forth on Schedule 5.3(a), none of the execution and delivery by Sellers of this Agreement or the Seller Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by Sellers with any of the provisions hereof or thereof will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under any provision of (i) the certificate of incorporation and by-laws or comparable organizational documents of Sellers; (ii) subject to entry of the Sale Order, any Contract or Permit to which is a party or by which any of the properties or assets of Sellers are bound; or (iii) subject to entry of the Sale Order, any Applicable Law or Order of any Governmental Body applicable to Sellers or any of the properties or assets of Sellers as of the date hereof.

                   (b) Except as set forth on Schedule 5.3(b), no consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of any Seller in connection with the execution and delivery of this Agreement or the Seller Documents, the compliance by any Seller with any of the provisions hereof or thereof, the consummation of the transactions contemplated hereby or the taking by any Seller of any other action contemplated hereby, except for (i) compliance with the applicable requirements of the HSR Act, (ii) the entry of the Sale Order, and (iii) the entry of an order by the Bankruptcy Court with respect to Sellers' obligations under Section 7.1.

         5.4 Title to Purchased Assets. Except as set forth in Schedule 5.4, and other than the Leased Real Property, intellectual property licensed to Sellers and the personal property used in the Business subject to leases, the Athletic Companies own each of the Purchased Assets, and Purchaser will be vested with good title to such Purchased Assets, free and clear of all Liens, other than Permitted Exceptions and Liens created by Purchaser, to the fullest extent permissible under Section 363(f) of the Bankruptcy Code.

         5.5 Real Property.

                   (a) Other than Footstar Corporation, the Athletic Companies do not own any real property.

                   (b) Schedule 5.5(b) lists and describes briefly all real property leased or subleased to any of the Athletic Companies (the "Leased Real Property"). Sellers have made available to Purchaser correct and complete copies of the leases and subleases listed on Schedule 5.5(b) and all modifications thereof (collectively, the "Real Property Leases").

         5.6 Intellectual Property. The Athletic Companies own and possess all right, title and interest in and to (or have the right to use pursuant to a valid and enforceable license) all Purchased Intellectual Property used by them in the Ordinary Course of Business as it is presently conducted and the Purchased Intellectual Property constitutes all of the intellectual property used by the Business in the Ordinary Course of Business as it is presently conducted. Except as set forth on Schedule 5.6, to the Knowledge of Sellers, (i) the material Purchased Intellectual Property used by the Athletic Companies is not the subject of any challenge received by Parent or the Athletic Companies in writing or otherwise and (ii) the Athletic Companies have not received any written notice of any default or any event that with notice or lapse of time, or both, would constitute a default under any material Purchased Intellectual Property license to which any of the Athletic Companies is a party or by which any of the Athletic Companies is bound.

         5.7 Employee Benefits.

                   (a) Set forth on Schedule 5.7(a) is a complete and correct list of all "employee benefit plans" as defined by Section 3(3) of ERISA, all specified fringe benefit plans as defined in Section 6039D of the Code, severance, vacation, sick leave, plan or agreement as to which Sellers have any obligation or liability, contingent or otherwise, with respect to Employees (collectively the "Employee Plans").

                   (b) Sellers have made available to Purchaser true, accurate and complete copies of (i) the documents comprising each Employee Plan and; (ii) the most recent summary plan descriptions, summaries of material modifications and memoranda, employee handbooks and other written communications regarding the Employee Plans.

         5.8 Litigation. Except for the Bankruptcy Case or as set forth on
Schedule 5.8, there are no Legal Proceedings pending or, to the Knowledge of Sellers, threatened against any of the Athletic Companies before any Governmental Body.

         5.9 Compliance with Laws. Except as described in Schedule 5.9: (i) each Athletic Company is in compliance in all material respects with all applicable Laws affecting the Business or the Purchased Assets and (ii) none of the Athletic Companies have violated, and none of them is in default in any material respect with respect to, any Order or any Permit, license or other authority from, any Governmental Entity.

         5.10 Financial Advisors. Except as set forth on Schedule 5.10, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for any Seller in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment from Purchaser in respect thereof.

         5.11 No Other Representations or Warranties; Schedules. Except for the representations and warranties contained in this Article V (as modified by the Schedules hereto), neither Sellers nor any other Person makes any other express or implied representation or warranty (including any implied or expressed warranty of merchantability or fitness for a particular purpose, or of conformity to models or samples of materials) with respect to Sellers, the Business, the Purchased Assets, the Assumed Liabilities or the transactions contemplated by this Agreement, and Sellers disclaim any other representations or warranties, whether made by Sellers, any Affiliate of Sellers or any of their respective officers, directors, employees, agents or representatives, and the Purchased Assets and the Business are being transferred to Purchaser on a "where is" and, as to condition, "as is" basis.

                                   Article VI

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER





             Purchaser hereby represents and warrants and Foot Locker ,with respect to Sections 6.8 and 6.9, hereby represents and warrants to Sellers that:

         6.1 Organization and Good Standing. Each Purchaser is the type of entity set forth in the preamble hereto duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization set forth in the preamble hereto and has all requisite limited liability or corporate power, as the case may be, and authority to own, lease and operate its properties, to carry on its business as now conducted and to perform its obligations under this Agreement and the Purchaser Documents.

         6.2 Authorization of Agreement. Each of Purchaser has full company power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by Purchaser in connection with the consummation of the transactions contemplated hereby and thereby (the "Purchaser Documents"), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Purchaser of this Agreement and each Purchaser Document have been duly authorized by all necessary company action on behalf of Purchaser. This Agreement has been, and each Purchaser Document will be at or prior to the Closing, duly executed and delivered by Purchaser and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each Purchaser Document when so executed and delivered will constitute, the legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

         6.3 Conflicts; Consents of Third Parties.

                   (a) Except as set forth on Schedule 6.3, none of the execution and delivery by any Purchaser of this Agreement or the Purchaser Documents, the consummation of the transactions contemplated hereby or thereby, or the compliance by any Purchaser with any of the provisions hereof or thereof will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under any provision of (i) the certificate of formation and limited liability agreement of each Purchaser, (ii) any Contract or Permit to which Purchaser is a party or by which Purchaser or its properties or assets are bound or (iii) any Order of any Governmental Body applicable to Purchaser or by which any of the properties or assets of any Purchaser are bound or (iv) any applicable Law.

                   (b) No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of any Purchaser in connection with the execution and delivery of this Agreement or the Purchaser Documents, the compliance by any Purchaser with any of the provisions hereof or thereof, the consummation of the transactions contemplated hereby or the taking by any Purchaser of any other action contemplated hereby, or for any Purchaser to conduct the Business, except for compliance with the applicable requirements of the HSR Act.

         6.4 Litigation. There are no Legal Proceedings pending or, to the knowledge of Purchaser, threatened against Purchaser, or to which Purchaser is otherwise a party before any Governmental Body, which, if adversely determined, would reasonably be expected to have a material adverse effect on the ability of any Purchaser to perform its obligations under this Agreement or the Purchaser Documents or to consummate the transactions hereby or thereby. Purchaser is not subject to any Order of any Governmental Body except to the extent the same would not reasonably be expected to have a material adverse effect on the ability of any Purchaser to perform its obligations under this Agreement or the Purchaser Documents or to consummate the transactions contemplated hereby or thereby.

         6.5 Financial Advisors. Except for Banc of America Securities (whose fees and expenses shall be the sole obligation of Purchaser or its Affiliates), no Person has acted, directly or indirectly, as a broker, finder or financial advisor for Purchaser in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment from any Seller in respect thereof.

         6.6 Financial Capability. Foot Locker has, and will cause Purchaser at the Closing to have, sufficient internal funds (without giving effect to any unfunded financing regardless of whether any such financing is committed) available to pay the Purchase Price and any expenses incurred by each Purchaser in connection with the transactions contemplated by this Agreement. Foot Locker has, and will cause Purchaser at the Closing to have, the resources and capabilities (financial or otherwise) to perform its obligations hereunder. Foot Locker has not, and will cause Purchaser at the Closing not to have, incurred any obligation, commitment, restriction or Liability of any kind, which would impair or adversely affect such resources and capabilities.

         6.7 Condition of the Business. Notwithstanding anything contained in this Agreement to the contrary, Purchaser acknowledges and agrees that Sellers are not making any representations or warranties whatsoever, express or implied, beyond those expressly given by Sellers in Article V hereof (as modified by the Schedules hereto as supplemented or amended), and Purchaser acknowledges and agrees that, except for the representations and warranties contained therein, the Purchased Assets and the Business are being transferred on a "where is" and, as to condition, "as is" basis.

         6.8 Authorization of Guarantee. Foot Locker has full corporate power and authority to execute and deliver this Agreement and provide the Guarantee. The execution, delivery and performance by Foot Locker of this Agreement and the

Guarantee have been duly authorized by all necessary corporate action on behalf of Foot Locker. This Agreement has been duly executed and delivered by Foot Locker and (assuming the due authorization, execution and delivery by the other parties hereto) the Guarantee constitutes the legal, valid and binding obligation of Foot Locker, enforceable against Foot Locker in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

         6.9 Conflicts; Consents of Third Parties.

                   (a) The Guarantee provided by Foot Locker will not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under any provision of (i) the certificate of incorporation and by-laws of Foot Locker, (ii) any Contract or Permit to which Foot Locker is a party or by which Foot Locker or its properties or assets are bound or (iii) any Order of any Governmental Body applicable to Foot Locker or by which any of the properties or assets of Foot Locker are bound or (iv) any applicable Law.

                   (b) Assuming compliance of Purchaser with the HSR Act, no consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of Foot Locker in connection with the execution and delivery of this Agreement or the compliance by Foot Locker with the Guarantee.




                                  Article VII

                            BANKRUPTCY COURT MATTERS

         7.1 Approval of Break-Up Fee and Expense Reimbursement. In consideration for Purchaser having expended considerable time and expense in connection with this Agreement and the negotiation thereof and the identification and quantification of assets of Sellers, Sellers shall pay Purchaser a break-up fee in an amount equal to two and a half percent (2.5%) of the cash portion of the Purchase Price (the "Break-Up Fee") and an expense reimbursement up to half of a percent (0.5%) of the cash portion of the Purchase Price for Purchaser's documented reasonable out-of pocket expenses (the "Expense Reimbursement"). The Expense Reimbursement shall be payable to Purchaser on the first Business Day following the Bankruptcy Court's approval of a Competing Bid (as hereinafter defined) and the Break-Up Fee shall be payable to Purchaser on the first Business Day following the date of consummation of a Competing Bid if no material breach by Purchaser of this Agreement has occurred. Sellers shall file with and seek the approval of the Bankruptcy Court of the Sale Motion, and the Break-Up Fee and Expense Reimbursement (to the extent not previously approved by the Bankruptcy Court). Sellers agree that the Break-Up Fee and Expense Reimbursement shall constitute administrative priority claims against Sellers' estate under Sections 503(b) and 507(a)(1) of the Bankruptcy Code.

         7.2 Competing Transaction. This Agreement is subject to approval by the Bankruptcy Court and, if required by the Bankruptcy Court, the consideration by Sellers of higher or better competing bids (each a "Competing Bid"). Except as may be required by the Bankruptcy Court, from the date hereof and until the transaction contemplated by this Agreement is consummated, Sellers shall not, and shall cause their representatives and Affiliates not to, initiate contact with, solicit or encourage submission of any inquiries, proposals or offers by, any Person (other than Purchaser and its Affiliates, agents and representatives) in connection with any sale or other disposition of the Purchased Assets. Sellers shall be permitted and have the responsibility and obligation to respond to any inquiries or offers to purchase all or any part of the Purchased Asset and perform any and all other acts related thereto which are required under the Bankruptcy Code or other applicable law, including, without limitation, supplying information relating to the Business and the assets of Sellers to prospective purchasers. Sellers shall promptly notify Purchaser of the existence of any Competing Bids received by Sellers after the date hereof and Sellers shall communicate to Purchaser the material terms of any such Competing Bid but not the identity of the party making such Competing Bid.

         7.3 Bankruptcy Court Filings. As promptly as practicable following the execution of this Agreement, Sellers shall file with the Bankruptcy Court the Sale Motion seeking entry of the Sale Order. Purchaser agrees that it will promptly take such actions as are reasonably requested by Sellers to assist in obtaining entry of the Sale Order and a finding of adequate assurance of future performance by Purchaser, including furnishing affidavits or other documents or information for filing with the Bankruptcy Court for the purposes, among others, of providing necessary assurances of performance by Purchaser under this Agreement and demonstrating that Purchaser is a "good faith" purchaser under
Section 363(m) of the Bankruptcy Code. Purchaser shall not, without the prior written consent of Sellers, file, join in, or otherwise support in any manner whatsoever any motion or other pleading relating to the sale of the Purchased Assets hereunder. In the event the entry of the Sale Order shall be appealed, Sellers and Purchaser shall use their respective reasonable efforts to defend such appeal.

                                  Article VIII

                                    COVENANTS

         8.1 Access to Information. Sellers agree that, prior to the Closing Date, Purchaser shall be entitled, through its officers, employees and representatives (including, without limitation, its legal advisors and accountants), to make such investigation of the properties, businesses and operations of the Business and such examination of the books and records of the Business, the Purchased Assets and the Assumed Liabilities as it reasonably requests and to make extracts and copies of such books and records. Any such investigation and examination shall be conducted during regular business hours upon reasonable advance notice and under reasonable circumstances and shall be subject to restrictions under applicable Law. Sellers shall cause the officers, employees, consultants, agents, accountants, attorneys and other representatives of Sellers to cooperate with Purchaser and Purchaser's representatives in connection with such investigation and examination, and Purchaser and its representatives shall cooperate with Sellers and its representatives and shall use their reasonable efforts to minimize any disruption to the Business. Notwithstanding anything herein to the contrary, no such investigation or examination shall be permitted to the extent that it would require Sellers to disclose information subject to attorney-client privilege or conflict with any confidentiality obligations to which any Seller is bound.

         8.2 Conduct of the Business Pending the Closing.

                   (a) Prior to the Closing, except (1) as set forth on Schedule 8.2(a), (2) as required by applicable Law, (3) as otherwise expressly contemplated by this Agreement or (4) with the prior written consent of Purchaser (which consent shall not be unreasonably withheld, delayed or conditioned), Sellers shall conduct the Business in the Ordinary Course of Business, and:

                       (i) maintain the Purchased Assets in good operating condition and repair and continue normal maintenance, normal wear and tear excepted; and

                       (ii) use their commercially reasonable efforts to (A) preserve the present business operations, organization and goodwill of the Business, and (B) preserve the present relationships with customers and suppliers of the Business.

                   (b) Except (1) as set forth on Schedule 8.2(b), (2) as required by applicable Law, (3) as otherwise contemplated by this Agreement or
(4) with the prior written consent of Purchaser (which consent shall not be unreasonably withheld, delayed or conditioned), Sellers shall not, solely as it relates to the Business:

                       (i) increase salaries or wages, declare bonuses, increase benefits, or institute any new benefit plan or program, except as required by law, as required by the terms of previously existing contracts, or in accordance with past practices;

                       (ii) sell, lease, transfer, mortgage, encumber, alienate or dispose of any Purchased Assets except for sales of Inventory, Permitted Exceptions, and normally scheduled store closings;

                       (iii) transfer any inventory into any of the stores that are subject to the Real Property Leases from any store that is not subject to the Real Property Leases; and

                       (iv) agree to do anything prohibited by this Section 8.2.

         8.3 Consents. Sellers shall use their commercially reasonable efforts, and Purchaser shall cooperate with Sellers, to obtain at the earliest practicable date all consents and approvals required to consummate the transactions contemplated by this Agreement, including, without limitation, the consents and approvals referred to in Section 5.3(b) hereof; provided, however, that Sellers shall not be obligated to pay any consideration therefor to any third party from whom consent or approval is requested or to initiate any Legal Proceedings to obtain any such consent or approval.

         8.4 Regulatory Approvals.

                   (a) If necessary, Purchaser and Sellers shall (a) make or cause to be made all filings required of each of them or any of their respective Subsidiaries or Affiliates under the HSR Act or other Antitrust Laws with respect to the transactions contemplated hereby as promptly as practicable and, in any event, within five (5) Business Days after the date of this Agreement in the case of all filings required under the HSR Act and within five (5) Business Days in the case of all other filings required by other Antitrust Laws, (b) comply at the earliest practicable date with any request under the HSR Act or other Antitrust Laws for additional information, documents, or other materials received by each of them or any of their respective Subsidiaries from the Federal Trade Commission (the "FTC"), the Antitrust Division Antitrust Division of the United States Department of Justice (the "Antitrust Division Antitrust Division") or any other Governmental Body in respect of such filings or such transactions, and (c) cooperate with each other in connection with any such filing (including, to the extent permitted by applicable law, providing copies of all such documents to the non-filing Parties prior to filing and considering all reasonable additions, deletions or changes suggested in connection therewith) and in connection with resolving any investigation or other inquiry of any of the FTC, the Antitrust Division or other Governmental Body under any Antitrust Laws with respect to any such filing or any such transaction. Each such Party shall use reasonable best efforts to furnish to each other all information required for any application or other filing to be made pursuant to any applicable law in connection with the transactions contemplated by this Agreement. Each such Party shall promptly inform the other Parties of any oral communication with, and provide copies of written communications with, any Governmental Body regarding any such filings or any such transaction. No Party hereto shall independently participate in any formal meeting with any Governmental Body in respect of any such filings, investigation, or other inquiry without giving the other Parties prior notice of the meeting and, to the extent permitted by such Governmental Body, the opportunity to attend and/or participate. Subject to applicable law, the Parties will consult and cooperate with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party relating to proceedings under the HSR Act or other Antitrust Laws. Sellers and Purchaser may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 8.4 as "outside counsel only." Such materials and the information contained therein shall be given only to the outside legal counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient, unless express written permission is obtained in advance from the source of the materials (Sellers or Purchaser, as the case may be).

                   (b) Each of Purchaser and Sellers shall use its reasonable best efforts to resolve such objections, if any, as may be asserted by any Governmental Body with respect to the transactions contemplated by this Agreement under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other United States federal or state or foreign statutes, rules, regulations, orders, decrees, administrative or judicial doctrines or other laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, the "Antitrust Laws"). In connection therewith, if any Legal Proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement is in violation of any Antitrust Law, each of Purchaser and Sellers shall cooperate and use its reasonable best efforts to contest and resist any such Legal Proceeding, and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction or other order whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents, or restricts consummation of the transactions contemplated by this Agreement, including by pursuing all available avenues of administrative and judicial appeal and all available legislative action, unless, by mutual agreement, Purchaser and Sellers decide that litigation is not in their respective best interests. Each of Purchaser and Sellers shall use its reasonable best efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement. In connection with and without limiting the foregoing, each of Purchaser and Sellers agrees to use its reasonable best efforts to take promptly any and all steps necessary to avoid or eliminate each and every impediment under any Antitrust Laws that may be asserted by any Federal, state and local and non-United States antitrust or competition authority, so as to enable the Parties to close the transactions contemplated by this Agreement as expeditiously as possible, provided that notwithstanding anything to the contrary provided herein, neither Purchaser nor any of their Affiliates shall be required (i) to hold separate (including by trust or otherwise) or divest any businesses, product lines or assets of any Purchaser or their Affiliates (the "Purchaser Business"), or any of the Purchased Assets or
(ii) to agree to any limitation on the operation or conduct of the Business or the Purchaser Business.

         8.5 Further Assurances. Each of Sellers and Purchaser shall use its commercially reasonable efforts to (i) take all actions necessary or appropriate to consummate the transactions contemplated by this Agreement (including conveyances of Purchased Intellectual Property and Real Property Leases) and
(ii) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the transactions contemplated by this Agreement.

         8.6 Confidentiality. Purchaser acknowledges that the Confidential Information provided to it in connection with this Agreement, including under
Section 8.1, and the consummation of the transactions contemplated hereby, is subject to the terms of the confidentiality agreement between Foot Locker and Parent dated May 6, 2002 (the "Confidentiality Agreement"), the terms of which are incorporated herein by reference. Effective upon, and only upon, the Closing Date, the Confidentiality Agreement shall terminate with respect to information relating solely to the Business or otherwise included in the Purchased Assets; provided, however, that Purchaser acknowledges that any and all other Confidential Information provided to it by any Seller or its representatives concerning any Seller and their Subsidiaries shall remain subject to the terms and conditions of the Confidentiality Agreement after the Closing Date. For purposes of this Section 8.6, "Confidential Information" shall mean any confidential information with respect to, including, methods of operation, customers, customer lists, Products, prices, fees, costs, Technology, inventions, trade secrets, know-how, Software, marketing methods, plans, personnel, suppliers, competitors, markets or other specialized information or proprietary matters.

         8.7 Preservation of Records. Sellers and Purchaser agree that each of them shall preserve and keep the records held by it or their Affiliates relating to the Business for a period of seven (7) years from the Closing Date and shall make such records and personnel available to the other as may be reasonably required by such Party in connection with, among other things, any insurance claims by, Legal Proceedings or tax audits against or governmental investigations of any Seller or Purchaser or any of their Affiliates or in order to enable any Seller or Purchaser to comply with their respective obligations under this Agreement and each other agreement, document or instrument contemplated hereby or thereby. In the event Sellers or Purchaser wishes to destroy such records before or after that time, such Party shall first give ninety (90) days prior written notice to the other and such other Party shall have the right at its option and expense, upon prior written notice given to such Party within that ninety (90) day period, to take possession of the records within one hundred and eighty (180) days after the date of such notice.

         8.8 Publicity. Neither Sellers nor Purchaser shall issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other Party hereto, which approval will not be unreasonably withheld or delayed, unless, in the sole judgment of Purchaser or Sellers, disclosure is otherwise required by applicable Law or by the Bankruptcy Court with respect to filings to be made with the Bankruptcy Court in connection with this Agreement or by the applicable rules of any stock exchange on which Foot Locker or Sellers list securities, provided that the Party intending to make such release shall use its reasonable best efforts consistent with such applicable Law or Bankruptcy Court requirement to consult with the other Party with respect to the text thereof.

         8.9 Use of Name. From and after the Closing, neither Purchaser nor any of its Affiliates will (i) use the name "Footstar" or the name of any of Parent's Affiliates or any confusingly similar names, or the intellectual property of Parent or its Affiliates identified on Schedule 8.9, without the prior written consent of Parent or such Affiliate, which consent may be withheld in any such party's sole discretion, and (ii) not hold itself out as having any affiliation with any Seller or any of their Affiliates.

         8.10 Supplementation and Amendment of Schedules. Sellers may, at their option, include in the Schedules items that are not material in order to avoid any misunderstanding, and such inclusion, or any references to dollar amounts, shall not be deemed to be an acknowledgement or representation that such items are material, to establish any standard of materiality or to define further the meaning of such terms for purposes of this Agreement. Information disclosed in the Schedules shall constitute a disclosure for all purposes under this Agreement notwithstanding any reference to a specific section, and all such information shall be deemed to qualify the entire Agreement and not just such section. From time to time prior to the Closing, Sellers shall have the right to supplement or amend the Schedules with respect to any matter hereafter arising or discovered after the delivery of the Schedules pursuant to this Agreement. No such supplement or amendment shall have any effect on the satisfaction of the condition to closing set forth in Section 10.1(a); provided, however, if the Closing shall occur, then Purchaser shall be deemed to have waived any right or claim pursuant to the terms of this Agreement or otherwise, including pursuant to Article XI hereof, with respect to any and all matters disclosed pursuant to any such supplement or amendment at or prior to the Closing.

         8.11 Transition Services. Promptly following the date hereof, the Parties will negotiate in good faith to finalize a form of transition services agreement to be executed and delivered at the Closing by Purchaser, on the one hand, and one or more Sellers and/or one or more of their Affiliates, on the other hand.

                                   Article IX

                         EMPLOYEES AND EMPLOYEE BENEFITS

         9.1 Employment. Transferred Employees.

                   (a) Sellers shall terminate all Employees on the Closing Date and Purchaser shall offer full-time employment effective as of the Closing to the specific Employees designated by the Purchaser ("Transferred Employees"). To facilitate Purchaser's obligations under this Section 9.1, Sellers shall provide Purchaser within a reasonable period prior to the Closing (and again on the Closing Date) a true and correct list of all Employees, including with respect to any inactive Employee, the reason for such inactive status and, if applicable, the anticipated date of return to active employment. Except as otherwise specifically set forth herein, Sellers shall have no responsibility whatsoever for any liabilities or obligations which relate in any way to such Transferred Employee's employment service with Purchaser.

                   (b) Purchaser shall not during the 90-day period beginning on the Closing Date terminate the employment of full-time employees (as determined for purposes of the WARN Act) of the Business hired by Purchaser so as to cause any "plant closing" or "mass layoff" (as those terms are defined in the WARN
Act) such that Sellers have any obligation under the WARN Act that Sellers otherwise would not have had absent such terminations; provided, however, that in the event of any breach by Purchaser of the foregoing, Purchaser agrees to indemnify Sellers for any such obligations.

         9.2 Employee Benefits.

                   (a) Effective as of the Closing Date, Purchaser shall cause each Transferred Employee who was covered under the Employee Plans immediately prior to the Closing Date to be covered under the comparable employee benefit plans, programs and arrangements maintained by Purchaser (the "Purchaser Plans"), in accordance with the terms and provisions of the Purchaser Plans. The Purchaser Plans shall recognize each Transferred Employee's prior service that is recognized under the Employee Plans (including prior service with predecessor employers to the extent such prior service is recognized under the Employee Plans) for eligibility and vesting purposes and, in the case of vacation or severance benefits, for purposes of determining the amount of benefits.

                   (b) Effective as of the Closing Date, Purchaser shall take all action necessary or appropriate to cause a defined contribution plan adopted or maintained by Purchaser (the "Purchaser 401(k) Plan") to recognize prior service with Parent or any of its Subsidiaries for purposes of vesting and participation. Parent shall cause the account balances of the Transferred Employees under the 401(k) Profit Sharing Plan of Parent and its Affiliates, as amended from time to time (the "Footstar 401(k) Plan"), to be fully vested as of the Closing Date. Parent shall permit Transferred Employees to make a "direct rollover" of such Transferred Employees' account balances (including loans to Transferred Employees) under the Footstar 401(k) Plan to Purchaser 401(k) Plan. Parent acknowledges that on and after the Closing Date, the account balances of Transferred Employees held in the Footstar 401(k) Plan will be distributable from the Footstar 401(k) Plan in accordance with the Code. Parent and the Footstar 401(k) Plan shall not place any Transferred Employee's plan loan in default or declare a default with respect to any outstanding plan loan during the ninety (90) day period following the Closing Date or such shorter period requested by Purchaser, so long as such Transferred Employee continues to make loan repayments when due and such Transferred Employee transfers his or her account balance under the Footstar Plan, together with the promissory note evidencing the plan loan, to the Purchaser 401(k) Plan through a "direct rollover" on or as soon as administratively practicable following the Closing.

                                   Article X

                              CONDITIONS TO CLOSING

         10.1 Conditions Precedent to Obligations of Purchaser. The obligation of Purchaser to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by Purchaser in whole or in part to the extent permitted by applicable Law):

                   (a) the representations and warranties of Sellers set forth in this Agreement shall be true and correct at and as of the Closing, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date); provided, however, that in the event of a breach of a representation or warranty, the condition set forth in this
Section 10.1(a) shall be deemed satisfied unless the effect of all such breaches of representations and warranties taken together result in a Material Adverse Effect, and Purchaser shall have received a certificate signed by an authorized officer of Seller, dated the Closing Date, to the foregoing effect;

                   (b) Sellers shall have performed and complied in all material respects with all obligations and agreements required in this Agreement to be performed or complied with by it prior to the Closing Date, and Purchaser shall have received a certificate signed by an authorized officer of Parent on behalf of Sellers, dated the Closing Date, to the forgoing effect; and

                   (c) Sellers shall have delivered, or caused to be delivered, to Purchaser all of the items set forth in Section 4.2.

         10.2 Conditions Precedent to Obligations of Sellers. The obligations of Sellers to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by Sellers in whole or in part to the extent permitted by applicable Law):

                   (a) the representations and warranties of Purchaser set forth in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, at and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date), and Sellers shall have received a certificate signed by an authorized officer of Purchaser, dated the Closing Date, to the foregoing effect;

                   (b) Purchaser shall have performed and complied in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by Purchaser on or prior to the Closing Date, and Sellers shall have received a certificate signed by an authorized officer of Purchaser, dated the Closing Date, to the foregoing effect; and

                   (c) Purchaser shall have delivered, or caused to be delivered, to Sellers all of the items set forth in Section 4.3.

         10.3 Conditions Precedent to Obligations of Purchaser and Sellers. The respective obligations of Purchaser and Sellers to consummate the transactions contemplated by this Agreement are subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by Purchaser and Sellers in whole or in part to the extent permitted by applicable Law):

                   (a) there shall not be in effect any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

                   (b) the Bankruptcy Court shall have entered the Sale Order substantially in the form of the Sale Order submitted to the Bankruptcy Court pursuant to Section 7.3; and

                   (c) the waiting period applicable to the transactions contemplated by this Agreement under the HSR Act shall have expired or early termination shall have been granted.

         10.4 Frustration of Closing Conditions. Neither Sellers nor Purchaser may rely on the failure of any condition set forth in Section 10.1, 10.2 or 10.3, as the case may be, if such failure was caused by such Party's failure to comply with any provision of this Agreement.

                                   Article XI

                         NO SURVIVAL AND INDEMNIFICATION

         11.1 No Survival of Representations and Warranties. The Parties hereto agree that the representations and warranties contained in this Agreement shall not survive the Closing hereunder, and none of the Parties shall have any liability to each other after the Closing for any breach thereof. The Parties hereto agree that the covenants contained in this Agreement to be performed at or after the Closing shall survive the Closing hereunder, and each Party hereto shall be liable to the other after the Closing for any breach thereof.

         11.2 Indemnification by Sellers.

                   (a) Subject to Section 11.5 hereof, Sellers hereby agree to indemnify and hold Purchaser and its directors, officers, employees, Affiliates, agents, successors and permitted assigns harmless from and against:

                       (i) any and all losses, liabilities, obligations, damages, costs and expenses (individually, a "Loss" and, collectively, "Losses") based upon, attributable to or resulting from the breach of any covenant or other agreement on the part of any Seller under this Agreement;

                       (ii) any and all Losses based upon or arising directly from any Excluded Asset or any Excluded Liability;

                       (iii) any Losses based upon or arising directly out of any Purchased Asset or Sellers' operation of the Business prior to the Closing Date other than any liabilities arising prior to the Closing Date that are Assumed Liabilities; and

                       (iv) any and all notices, actions, suits, proceedings, claims, demands, assessments, judgments, costs, penalties and expenses, including attorneys' and other professionals' fees and disbursements (collectively, "Expenses") incident to the foregoing.

                   (b) Purchaser shall take and shall cause its Affiliates to take all reasonable steps to mitigate any Loss upon becoming aware of any event which would reasonably be expected to, or does, give rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach which gives rise to the Loss.

         11.3 Indemnification by Purchaser.

                   (a) Subject to Section 11.5, Purchaser hereby agrees to indemnify and hold Sellers and their Affiliates, agents, successors and permitted assigns harmless from and against:

                       (i) any and all Losses based upon, attributable to or resulting from the breach of any covenant or other agreement on the part of Purchaser under this Agreement;

                       (ii) any and all Losses based upon or arising directly out of any Assumed Liability;

                       (iii) any and all Losses based upon or arising directly out of any Purchased Asset or Purchaser's operation of the Business after the Closing Date; and

                       (iv) any and all Expenses incident to the foregoing.

                   (b) Sellers shall take and cause their Affiliates to take all reasonable steps to mitigate any Loss upon becoming aware of any event which would reasonably be expected to, or does, give rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach which gives rise to the Loss.

         11.4 Indemnification Procedures.

                   (a) In the event that any Legal Proceedings shall be instituted or that any claim or demand shall be asserted by any Person in respect of which payment may be sought under Section 11.2 and 11.3 hereof (regardless of the limitations set forth in Section 11.5) (an "Indemnification Claim"), the indemnified party shall reasonably and promptly cause written notice of the assertion of any Indemnification Claim of which it has knowledge which is covered by this indemnity to be forwarded to the indemnifying party.

The indemnifying party shall have the right, at its sole option and expense, to be represented by counsel of its choice, which must be reasonably satisfactory to the indemnified party, and to defend against, negotiate, settle or otherwise deal with any Indemnification Claim which relates to any Losses indemnified against hereunder. If the indemnifying party elects to defend against, negotiate, settle or otherwise deal with any Indemnification Claim which relates to any Losses indemnified against hereunder, it shall within thirty (30) days (or sooner, if the nature of the Indemnification Claim so requires) notify the indemnified party of its intent to do so. If the indemnifying party elects not to defend against, negotiate, settle or otherwise deal with any Indemnification Claim which relates to any Losses indemnified against hereunder, the indemnified party may defend against, negotiate, settle or otherwise deal with such Indemnification Claim. If the indemnifying party shall assume the defense of any Indemnification Claim, the indemnified party may participate, at his or its own expense, in the defense of such Indemnification Claim; provided, however, that such indemnified party shall be entitled to participate in any such defense with separate counsel at the expense of the indemnifying party if (i) so requested by the indemnifying party to participate or (ii) in the reasonable opinion of counsel to the indemnified party a conflict or potential conflict exists between the indemnified party and the indemnifying party that would make such separate representation advisable; and provided, further, that the indemnifying party shall not be required to pay for more than one such counsel for all indemnified parties in connection with any Indemnification Claim. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such Indemnification Claim. Notwithstanding anything in this Section 11.4 to the contrary, neither the indemnifying party nor the indemnified party shall, without the written consent of the other party, settle or compromise any Indemnification Claim or permit a default or consent to entry of any judgment unless the claimant and such party provide to such other party an unqualified release from all liability in respect of the Indemnification Claim. Notwithstanding the foregoing, if a settlement offer solely for money damages is made by the applicable third party claimant, and the indemnifying party notifies the indemnified party in writing of the indemnifying party's willingness to accept the settlement offer and, subject to the applicable limitations of Sections 11.5 and 11.6, pay the amount called for by such offer, and the indemnified party declines to accept such offer, the indemnified party may continue to contest such Indemnification Claim, free of any participation by the indemnifying party, and the amount of any ultimate liability with respect to such Indemnification Claim that the indemnifying party has an obligation to pay hereunder shall be limited to the lesser of (A) the amount of the settlement offer that the indemnified party declined to accept plus the Losses of the indemnified party relating to such Indemnification Claim through the date of its rejection of the settlement offer or (B) the aggregate Losses of the indemnified party with respect to such Indemnification Claim. If the indemnifying party makes any payment on any Indemnification Claim, the indemnifying party shall be subrogated, to the extent of such payment, to all rights and remedies of the indemnified party to any insurance benefits or other claims of the indemnified party with respect to such Indemnification Claim.

                   (b) After any final decision, judgment or award shall have been rendered by a Governmental Body of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the indemnified party and the indemnifying party shall have arrived at a mutually binding agreement with respect to an Indemnification Claim hereunder, the indemnified party shall forward to the indemnifying party notice of any sums due and owing by the indemnifying party pursuant to this Agreement with respect to such matter.

         11.5 Certain Limitations on Indemnification. Purchaser shall not make any claim for indemnification under this Article XI in respect of any matter that is taken into account in the calculation of any adjustment to the Purchase Price pursuant to Section 3.5.

         11.6 Calculation of Losses. The amount of any Losses for which indemnification is provided under this Article XI shall be net of any amounts actually recovered or recoverable by the indemnified party under insurance policies or otherwise with respect to such Losses.

         11.7 Tax Treatment of Indemnity Payments. Sellers and Purchaser agree to treat any indemnity payment made pursuant to this Article XI as an adjustment to the Purchase Price for federal, state, local and foreign income tax purposes.

         11.8 No Consequential Damages. Notwithstanding anything to the contrary elsewhere in this Agreement, no party shall, in any event, be liable to any other Person for any consequential, incidental, indirect, special or punitive damages of such other Person, including loss of future revenue, income or profits, diminution of value or loss of business reputation or opportunity relating to the breach or alleged breach hereof (provided that such limitation with respect to lost profits shall not limit Seller's right to recover contract damages in connection with Purchaser's failure to close in violation of this Agreement).

         11.9 Exclusive Remedy. Subject to Section 4.6 and Section 13.2 hereof, the sole and exclusive remedy of Sellers and Purchaser for any breach or inaccuracy, or alleged breach or inaccuracy, of any representation, warranty, covenant or agreement made by Sellers or Purchaser shall be indemnification in accordance with this Article XI. In furtherance of the foregoing, the parties hereby waive, to the fullest extent permitted by applicable Law, any and all other rights, claims and causes of action (including rights of contributions, if any) known or unknown, foreseen or unforeseen, which exist or may arise in the future, that it may have against Sellers or any of their Affiliates, or Purchaser or any of its Affiliates, as the case may be, arising under or based upon any federal, state or local Law (including any such Law relating to environmental matters or arising under or based upon any securities Law, common Law or otherwise).

                                  Article XII

                                      TAXES

         12.1 Transfer Taxes. Purchaser shall be responsible for (and shall indemnify and hold harmless Sellers and their directors, officers, employees, Affiliates, agents, successors and permitted assigns against) any sales, use, stamp, documentary stamp, filing, recording, transfer or similar fees or taxes or governmental charges (including any interest and penalty thereon) payable in connection with the transactions contemplated by this Agreement ("Transfer Taxes"). Sellers shall, however, seek to include in the Sales Order a provision that provides that the transfer of the Purchased Assets shall be free and clear of any stamp or similar taxes under Bankruptcy Code Section 1146(c). To the extent that any Transfer Taxes are required to be paid by Sellers (or such Transfer Taxes are assessed against Seller), Purchaser shall promptly reimburse Sellers, as applicable, for such Transfer Taxes. Sellers and Purchaser shall cooperate and consult with each other prior to filing any Tax Returns in respect of Transfer Taxes; provided, however, Sellers may initially pay any Transfer Taxes (for which Purchaser shall promptly reimburse Sellers) and, thereafter, in reliance on Section 1146(c) of the Bankruptcy Code (if applicable) apply for a refund (which refund shall be remitted to the Purchaser to the extent such Transfer Taxes were previously reimbursed by Purchaser). Sellers and Purchaser shall cooperate and otherwise take commercially reasonable efforts to obtain any available refunds for Transfer Taxes.

         12.2 Prorations. All real and personal property Taxes or similar ad valorem obligations levied with respect to the Purchased Assets for any taxable period that includes the Effective Time and ends after the Effective Time, whether imposed or assessed before or after the Closing Date, shall be prorated between Sellers on the one hand and Purchaser on the other hand as of the Effective Time. If any Taxes subject to proration are paid by Purchaser, on the one hand, and Seller, on the other hand, the proportionate amount of such Taxes paid (or in the event of a refund of any portion of such Taxes previously paid is received, such refund) shall be paid promptly by (or to) the other after the payment of such Taxes (or promptly following the receipt of any such refund).

         12.3 Purchase Price Allocation. Sellers and Purchaser shall agree to an allocation of the purchase price (including the Assumed Liabilities) among the Purchased Assets as specified in a schedule to be initially prepared and delivered by Purchaser to Parent within forty-five (45) days after the Closing Date and, in accordance with such allocation, Purchaser shall prepare and deliver to Sellers copies of Form 8594 and any required exhibits thereto (the "Asset Acquisition Statement"). Purchaser shall prepare and deliver to Sellers from time to time revised copies of the Asset Acquisition Statement (the "Revised Statements") so as to report any matters on the Asset Acquisition Statement that need updating (including purchase price adjustments, if any) consistent with the agreed upon allocation. The purchase price for the Purchased Assets shall be allocated in accordance with the Asset Acquisition Statement or, if applicable, the last Revised Statements, provided by Purchaser to Seller, and all income Tax Returns and reports filed by Purchaser and Sellers shall be prepared consistently with such allocation.

                                  Article XIII

                                  MISCELLANEOUS

         13.1 Expenses. Except as otherwise provided in this Agreement, each of Sellers on one hand and Purchaser on the other hand shall bear its own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby; it being understood that Purchaser as acquiring Party, shall solely be responsible for paying the HSR Act filing fees.

         13.2 Injunctive Relief. Damages at law may be an inadequate remedy for the breach of any of the covenants, promises and agreements contained in this Agreement, and, accordingly, any Party hereto shall be entitled to injunctive relief with respect to any such breach, including without limitation specific performance of such covenants, promises or agreements or an order enjoining a party from any threatened, or from the continuation of any actual, breach of the covenants, promises or agreements contained in this Agreement. The rights set forth in this Section 13.2 shall be in addition to any other rights which a Party may have at law or in equity pursuant to this Agreement.

         13.3 Submission to Jurisdiction; Consent to Service of Process.

                   (a) Without limiting any Party's right to appeal any order of the Bankruptcy Court, (i) the Bankruptcy Court shall retain exclusive jurisdiction to enforce the terms of this Agreement and to decide any claims or disputes which may arise or result from, or be connected with, this Agreement, any breach or default hereunder, or the transactions contemplated hereby, and
(ii) any and all proceedings related to the foregoing shall be filed and maintained only in the Bankruptcy Court, and the Parties hereby consent to and submit to the jurisdiction and venue of the Bankruptcy Court and shall receive notices at such locations as indicated in Section 13.7 hereof; provided, however, that if the Bankruptcy Case has closed, the Parties agree to unconditionally and irrevocably submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in New York County or the Commercial Division, Civil Branch of the Supreme Court of the State of New York sitting in New York County and any appellate court from any thereof, for the resolution of any such claim or dispute. The Parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the Parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                   (b) Each of the Parties hereby consents to process being served by any Party in any suit, action or proceeding by delivery of a copy thereof in accordance with the provisions of Section 13.7.

         13.4 Waiver of Right to Trial by Jury. Each Party to this Agreement waives any right to trial by jury in any action, matter or proceeding regarding this Agreement or any provision hereof.

         13.5 Entire Agreement; Amendments and Waivers. This Agreement (including the schedules and exhibits hereto) and the Confidentiality Agreement represent the entire understanding and agreement between the Parties with respect to the subject matter hereof. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the Party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any Party, shall be deemed to constitute a waiver by the Party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

         13.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such State.

         13.7 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt), (ii) when sent by facsimile (with written confirmation of transmission) or (iii) one (1) Business Day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

                  If to any Seller, to:

                           Footstar, Inc.
                           One Crosfield Avenue
                           Wes Nyack, NY 10994
                           Facsimile:  (845) 727-6606
                           Attention:  General Counsel

                  With a copy (which shall not constitute notice) to:

                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, NY 10153
                           Facsimile:  (212) 310-8007
                           Attention:  Simeon Gold

                  If to Purchaser, to:

                           Foot Locker, Inc.
                           112 West 34th Street
                           New York, NY 10120
                           Facsimile:  (212) 720-4116
                           Attention:  Gary M. Bahler, General Counsel

                  With a copy to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  Four Times Square
                  New York, NY 10036
                  Facsimile:  (917) 777-2526
                  Attention:  Thomas H. Kennedy

         13.8 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

         13.9 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any Person or entity not a Party to this Agreement except as provided below. No assignment of this Agreement or of any rights or obligations hereunder may be made by Sellers or Purchaser (by operation of law or otherwise) without the prior written consent of the other Parties hereto and any attempted assignment without the required consents shall be void. No assignment of any obligations hereunder shall relieve the Parties hereto of any such obligations. Upon any such permitted assignment, the references in this Agreement to Purchaser shall also apply to any such assignee unless the context otherwise requires.

         13.10 Guarantee. Foot Locker, Inc. hereby irrevocably and unconditionally guarantees the due and punctual performance of all obligations of Purchaser under this Agreement (the "Guarantee"); provided, however, that the Guarantee shall terminate as of the consummation of the Closing, except to the extent and until such time as Purchaser pays the Post-Closing Adjustment Amount if required to pursuant to Section 3.5.

         13.11 Non-Recourse. No past, present or future director, officer, employee, incorporator, member, partner or equityholder (other than Parent) of any Seller shall have any liability for any obligations or liabilities of Sellers under this Agreement or the Seller Documents of or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby and thereby.

         13.12 Counterparts.. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.


PURCHASERS:


FL SPECIALTY OPERATIONS LLC


By:  /s/ Bruce L. Hartman
     ------------------------
     Name: Bruce L. Hartman
     Title: Executive Vice President


FL RETAIL OPERATIONS LLC


By:  /s/ Bruce L. Hartman
     ------------------------
     Name: Bruce L. Hartman
     Title: Executive Vice President


FOOT LOCKER STORES, INC.


By:  /s/ Bruce L. Hartman
     ------------------------
     Name: Bruce L. Hartman
     Title: Executive Vice President


FOOT LOCKER RETAIL, INC.


By:  /s/ Bruce L. Hartman
     ------------------------
     Name: Bruce L. Hartman
     Title: Executive Vice President


FOOT LOCKER, INC. (solely for purposes of Sections 6.6, 6.8, 6.9, and 13.10)


By:  /s/ Bruce L. Hartman
     ------------------------
     Name: Bruce L. Hartman
     Title: Executive Vice President

SELLERS:

FOOTSTAR, INC.


By:  /s/ Stephen R. Wilson
     ------------------------
     Name:  Stephen R. Wilson
     Title:  Executive Vice President


FOOTSTAR CORPORATION


By:  /s/ Stephen R. Wilson
     ------------------------
     Name:  Stephen R. Wilson
     Title:  Executive Vice President

1162 VALLA LINDA MALL FOOTACTION, INC.
125TH FOOTACTION, INC.
164 NORTH STAR MALL FOOTACTION, INC.
305 NORTHLINE MALL FOOTACTION, INC.
34TH STREET FOOTACTION, INC.
63RD & WESTERN FOOTACTION, INC.
83 CENTRAL MALL FOOTACTION, INC.
87TH AND COTTAGE GROVE FOOTACTION, INC.
ALA MOANA FOOTACTION, INC.
ALBANY MALL FOOTACTION, INC.
ALEXANDRIA MALL FOOTACTION, INC.
ALMEDA FOOTACTION, INC.
ANDERSON FOOTACTION, INC.
ANIMAS MALL FOOTACTION, INC.
ANNAPOLIS MALL FOOTACTION, INC.
APACHE-MINNESOTA THOM MCAN, INC.
ARSENAL FOOTACTION, INC.
ATHLETIC CENTER, INC.
AUGUSTA MALL FOOTACTION, INC.
AURORA FOOTACTION, INC.
AVENTURA FAN CLUB, INC.
BAKERSFIELD FOOTACTION, INC.
BALDWIN HILLS FOOTACTION, INC.
BATON ROUGE FOOTACTION, INC.
BAY PLAZA FOOTACTION, INC
BEL AIR MALL FOOTACTION, INC.
BEL-AIR CENTER FOOTACTION, INC.
BERGEN FOOTACTION, INC.
BERKLEY MALL FOOTACTION, INC.
BONITA FAN CLUB, INC.
BONITA LAKES FOOTACTION, INC.
BOSSIER MALL FOOTACTION, INC.
BOULEVARD MALL FAN CLUB, INC.
BOULEVARD MALL FOOTACTION, INC.
BOYNTON BEACH FOOTACTION, INC.
BRAINTREE FOOTACTION, INC.
BRAZOS MALL FOOTACTION, INC.
BRICKYARD MALL FOOTACTION, INC.
BROAD STREET FOOTACTION, INC.
BROWARD MALL FOOTACTION, INC.
BRUNSWICK SQUARE FOOTACTION, INC.
BURLINGTON CENTER (N.J.) FOOTACTION, INC.
CAMBRIDGE GALLERIA FAN CLUB, INC.
CANAL AND BOURBON ST. FOOTACTION, INC.
CANTERBURY SQUARE FOOTACTION, INC.

CAPITAL CENTRE FOOTACTION, INC.
CARLSBAD FAN CLUB, INC.
CAROLINA EAST FOOTACTION, INC.
CAROUSAL CENTER FOOTACTION, INC.
CARSON MALL FAN CLUB, INC.
CARY FOOTACTION, INC.
CENTURY FOOTACTION, INC.
CHARLESTON FOOTACTION, INC.
CHARLOTTESVILLE FASHION SQ. FOOTACTION, INC.
CHATHAM RIDGE FOOTACTION, INC.
CHERRY HILL FOOTACTION, INC.
CHRISTIANA FOOTACTION, INC.
CHULA VISTA FAN CLUB, INC.
CIELO VISTA MALL FOOTACTION, INC.
CITADEL MALL FOOTACTION, INC.
CITY PLACE LONG BEACH FOOTACTION, INC.
CITY PLACE SILVER SPRINGS FOOTACTION, INC.
CODDINGTOWN FOOTACTION, INC.
COLISEUM-HAMPTON FOOTACTION, INC.
COLONIAL HEIGHTS FOOTACTION, INC.
COLUMBIA CENTER FOOTACTION, INC.
COLUMBIA FOOTACTION, INC.
COLUMBIA MALL FOOTACTION, INC.
COLUMBUS FAN CLUB, INC.
CORAL SQUARE FOOTACTION, INC.
CORTANA FOOTACTION, INC.
COVINA (CAL.) FOOTACTION, INC.
CRABTREE VALLEY FOOTACTION, INC.
CROSS COUNTY (N.Y.) FAN CLUB, INC.
CROSS CREEK MALL FOOTACTION, INC.
CROSSROADS CENTER FOOTACTION, INC.
CROSSROADS FOOTACTION, INC.
CT POST FAN CLUB, INC.
CUMBERLAND FOOTACTION, INC.
CUMBERLAND MALL FOOTACTION, INC.
CUTLER RIDGE MALL FOOTACTION, INC.
DARTMOUTH FAN CLUB, INC.
DEDHAM MALL FAN CLUB, INC.
DEERBROOK MALL FOOTACTION, INC.
DEL AMO FAN CLUB, INC.
DEPTFORD FOOTACTION, INC.
DEPTFORD OPEN COUNTRY, INC.
DESOTO SQUARE MALL FOOTACTION, INC.
DOLPHIN MALL FOOTACTION, INC.
DOVER MALL FOOTACTION, INC.

EAGLE ROCK PLAZA FOOTACTION, INC.
EAST TOWNE MALL FOOTACTION, INC.
EASTFIELD OPEN COUNTRY, INC.
EASTLAND MALL FOOTACTION, INC.
EASTLAND-COLUMBUS FOOTACTION, INC.
EASTPOINT MALL FOOTACTION, INC.
EASTRIDGE FAN CLUB, INC.
EASTRIDGE MALL FOOTACTION, INC.
EATONTOWN OPEN COUNTRY, INC.
ELIZABETH FOOTACTION, INC.
EMERALD SQUARE FOOTACTION, INC.
FA HQ, INC.
FAIR OAKS FOOTACTION, INC.
FAIRFIELD COMMONS FAN CLUB, INC.
FAIRGROUNDS SQ. FOOTACTION, INC.
FAIRLANE FOOTACTION, INC.
FAIRLANE MEADOWS FOOTACTION, INC.
FIESTA FOOTACTION, INC.
FIRST COLONY FOOTACTION, INC
FLORIDA MALL FOOTACTION, INC.
FLORIN CENTER FOOTACTION, INC.
FOOTACTION CENTER, INC
FOOTACTION GULFGATE MALL, INC.
FORD CITY FOOTACTION, INC.
FOREST HILLS FOOTACTION, INC.
FOREST VILLAGE PARK FOOTACTION, INC.
FOUR SEASONS FOOTACTION, INC.
FOX HILLS (CAL.) FAN CLUB, INC.
FREEDOM MALL FOOTACTION, INC.
FRESNO FAN CLUB, INC.
FULTON FOOTACTION, INC.
GADSDEN MALL FOOTACTION, INC.
GENTILLY WOODS FOOTACTION, INC.
GETTY SQUARE FOOTACTION, INC.
GLENDALE CENTER FOOTACTION, INC.
GLENDALE GALLERIA FOOTACTION, INC.
GOLDEN EAST CROSSING FOOTATION, INC.
GRAND AVENUE FOOTACTION, INC.
GRANGER FOOTACTION, INC.
GRANITE RUN FAN CLUB, INC.
GREECE TOWN MALL FAN CLUB, INC.
GREEN ACRES OPEN COUNTRY, INC.
GREENBRIAR MALL FOOTACTION, INC.
GREENSPOINT FOOTACTION, INC.
GURNEE MILLS FAN CLUB, INC.

HALLWOOD FOOTACTION, INC.
HAMILTON FAN CLUB, INC.
HAMILTON PLACE FOOTACTION, INC.
HAMTRAMCK FOOTACTION, INC.
HANES MALL FOOTACTION, INC.
HANFORD FAN CLUB, INC.
HARLEM-IRVING FOOTACTION, INC.
HARPER WOODS FOOTACTION, INC.
HARRISBURG EAST FOOTACTION, INC.
HATTISBURG FOOTACTION, INC.
HAYWOOD FOOTACTION, INC.
HICKORY HOLLOW MALL FOOTACTION, INC.
HICKORY RIDGE MALL FOOTACTION, INC.
HIGHLAND MALL FOOTACTION, INC.
HIGHLAND PARK FOOTACTION, INC.
HILLTOP FOOTACTION, INC.
HOMIGUERO FOOTACTION, INC
HUDSON MALL FOOTACTION, INC.
HULEN FOOTACTION, INC.
INDEPENDENCE CENTER FOOTACTION, INC.
INDEPENDENCE MALL FOOTACTION, INC.
INGRAM PARK FOOTACTION, INC.
IRVING FOOTACTION, INC.
IVERSON MALL FOOTACTION, INC.
JACKSONVILLE MALL FOOTACTION, INC.
JEFFERSON FOOTACTION, INC.
JESSAMINE FOOTACTION, INC.
KENNER FOOTACTION, INC.
KENWOOD FOOTACTION, INC.
KILLEEN MALL FOOTACTION, INC.
KINGS PLAZA FAN CLUB, INC.
LA PLAZA MALL FOOTACTION, INC.
LADERA CENTER FOOTACTION, INC.
LAKEFOREST FAN CLUB, INC.
LAKELAND SQUARE FOOTACTION, INC.
LAKEWOOD FAN CLUB, INC.
LAUREL CENTRE FOOTACTION, INC.
LAWNDALE PLAZA FOOTACTION, INC.
LINCOLN PARK FOOTACTION, INC.
LLOYD CENTER FAN CLUB, INC.
LONGVIEW FOOTACTION, INC.
LUFKIN FOOTACTION INC.
MACOMB MALL FOOTACTION, INC.
MACON MALL FOOTACTION, INC.
MADISON SQUARE MALL FOOTACTION, INC.

MAGNOLIA MALL FOOTACTION, INC.
MAINLAND MALL FOOTACTION, INC.
MALL @ BARNES CROSSING FOOTACTION, INC.
MALL AT 163RD ST. FOOTACTION, INC.
MALL DE AGUILAS FOOTACTION, INC.
MALL OF ABILENE FOOTACTION, INC.
MALL OF AMERICA FAN CLUB, INC.
MALL OF AMERICAS FOOTACTION, INC.
MALL ST. VINCENT FOOTACTION, INC.
MANASSAS FOOTACTION
MARKET CENTER FOOTACTION, INC.
MARKETPLACE AT HOLLYWOOD FOOTACTION, INC.
MCCREELESS MALL FOOTACTION, INC.
MD., WHEATON FOOTACTION, INC.
MEDIA CITY FAN CLUB, INC.
MELBOURNE SQUARE FAN CLUB, INC.
MENLO PARK FAN CLUB, INC.
MENLO PARK THOM MCAN, INC.
MERCED MALL FOOTACTION, INC.
MERRITT ISLAND FOOTACTION. INC.
MESILLA VALLEY MALL FOOTACTION, INC.
METRO NORTH FOOTACTION, INC.
METROCENTER MALL FOOTACTION, INC.
MIAMI FLAGLER FOOTACTION, INC.
MIAMI INTERNATIONAL FAN CLUB, INC.
MIDLAND PARK FOOTACTION, INC.
MILITARY CIRCLE FOOTACTION, INC.
MONDAWMIN FOOTACTION, INC.
MONTEBELLO FAN CLUB, INC.
MONTGOMERY MALL FOOTACTION, INC.
MT. BERRY SQUARE FOOTACTION, INC,
NEWBURGH MALL FOOTACTION, INC.
NEWPORT CENTER FAN CLUB, INC.
NEWPORT CITY THOM MCAN, INC
NORTH EAST FOOTACTION, INC.
NORTH MILWAUKEE AVENUE FOOTACTION, INC.
NORTH RIVERSIDE FAN CLUB, INC.
NORTH SHORE FOOTACTION, INC.
NORTHGATE - DURHAM FOOTACTION, INC.
NORTHGATE - SEATTLE OPEN COUNTRY, INC.
NORTHGATE FOOTACTION, INC.
NORTHLAND CENTER FOOTACTION, INC.
NORTHWEST FOOTACTION, INC.
NORTHWEST MALL FOOTACTION, INC.
NORTHWOODS MALL FOOTACTION, INC.

OAK HOLLOW FOOTACTION, INC.
OAK PARK FOOTACTION, INC.
OAKWOOD FOOTACTION, INC.
OCALA FOOTACTION, INC.
OCEAN COUNTY MALL FOOTACTION, INC.
OGLETHORPE FOOTACTION, INC.
OLD HICKORY MALL FOOTACTION, INC.
ORANGE PARK (FLA.) FOOTACTION, INC.
OXFORD VALLEY MALL FOOTACTION, INC.
PADRE FOOTACTION, INC.
PALM BEACH FOOTACTION, INC.
PARKCHESTER FOOTACTION, INC.
PARKDALE MALL FOOTACTION, INC.
PASADENA TOWNE SQUARE FOOTACTION, INC.
PATERSON MAIN FOOTACTION, INC.
PEARLRIDGE FOOTACTION, INC.
PECANLAND MALL FOOTACTION, INC.
PEMBROKE LAKES FOOTACTION, INC.
PERMIAN MALL FOOTACTION, INC.
PICO RIVERA FOOTACTION, INC.
PINE BLUFF FOOTACTION, INC.
PLAZA DEL CARIBE FOOTACTION, INC.
POST OAK MALL FOOTACTION, INC.
PRIEN LAKE FOOTACTION, INC.
PRINCE GEORGE'S FOOTACTION, INC.
PROVIDENCE COUNTY FAN CLUB, INC.
PUENTE HILLS FOOTACTION, INC.
QUAKER BRIDGE OPEN COUNTRY, INC.
RACEWAY FAN CLUB, INC.
RANDALL PARK FOOTACTION, INC.
REDONDO BEACH FOOTACTION, INC.
REGENCY SQUARE FOOTACTION, INC.
RICHLAND MALL FOOTACTION, INC.
RIO-WEST MALL FOOTACTION, INC.
RIVER CENTER FOOTACTION, INC.
RIVER RIDGE MALL FOOTACTION, INC.
RIVERCHASE FOOTACTION, INC.
RIVERGATE MALL FOOTACTION, INC.
ROCK HILL MALL FOOTACTION, INC.
ROLLING ACRES OPEN COUNTRY, INC.
ROOSEVELT FIELD OPEN COUNTRY, INC.
ROOSEVELT MALL (PA) FOOTACTION, INC.
SAN CADOS FOOTACTION, INC.
SAN JACINTO FOOTACTION, INC.
SAN LEANDRO FOOTACTION, INC.

SANTA ANITA FAN CLUB, INC.
SAWGRASS FAN CLUB, INC.
SECURITY SQUARE MALL FOOTACTION, INC.
SEMINARY SOUTH FOOTACTION, INC.
SERRAMONTE FOOTACTION, INC.
SHANNON FOOTACTION, INC.
SHARPSTOWN CENTER FOOTACTION, INC.
SIGNAL HILL MALL FOOTACTION, INC.
SOLANO FOOTACTION, INC.
SOUTH PARK MALL FOOTACTION, INC.
SOUTH PLAINS FOOTACTION, INC.
SOUTH SHORE FOOTACTION, INC.
SOUTHERN PARK FOOTACTION, INC.
SOUTHLAKE MALL FOOTACTION, INC.
SOUTHLAND TERRACE FOOTACTION, INC.
SOUTHLAND-HAYWARD FOOTACTION, INC.
SOUTHRIDGE FOOTACTION, INC.
SOUTHWEST CENTER FOOTACTION, INC.
SPRINGFIELD MALL FOOTACTION, INC.
SQUARE ONE FOOTACTION, INC.
ST. CLAIR FOOTACTION, INC.
ST. LOUIS CENTER FOOTACTION, INC.
STATEN ISLAND FAN CLUB, INC.
STEAMTOWN FOOTACTION, INC.
STONY BROOK FOOTACTION, INC.
SUMMIT PLACE FAN CLUB, INC.
SUNRISE FOOTACTION, INC.
TACOMA MALL FOOTACTION, INC.
TANGLEWOOD MALL R#14 FOOTACTION, INC.
TAYLOR TOWNSHIP FOOTACTION, INC
TEMPLE FOOTACTION, INC.
THE LANDINGS FOOTACTION, INC.
THE MEADOWS FAN CLUB, INC.
THE PARKS FOOTACTION, INC.
THE PLAZA FOOTACTION, INC.
THE VILLAGE FOOTACTION, INC.
TOWER CENTER FOOTACTION, INC.
TOWN EAST FOOTACTION, INC.
TREASURE COAST MALL FOOTACTION, INC.
TRI-COUNTY FOOTACTION, INC.
TROY FOOTACTION, INC.
TRUMBULL PARK FAN CLUB, INC.
TUCSON MALL FOOTACTION, INC.
TUKWILA OPEN COUNTRY, INC.
TULSA PROMENADE FOOTACTION, INC.

TWIN RIVERS MALL FOOTACTION, INC.
TYLER MALL FAN CLUB, INC.
TYRONE SQUARE FOOTACTION, INC.
UNIVERSITY FOOTACTION, INC.
UPPER DARBY FOOTACTION, INC.
VALLEY HILLS FOOTACTION, INC.
VALLEY VIEW SHOPPING CTR. FOOTACTION, INC.
VILLAGE MALL FOOTACTION, INC.
VINTAGE FAIRE FOOTACTION, INC.
VIRGINIA CENTER COMMONS FOOTACTION, INC.
W. MIFFLIN FOOTACTION, INC.
WARNER ROBINS GALLERIA FOOTACTION, INC.
WASHINGTON SQUARE FOOTACTION, INC.
WASHINGTON STREET FAN CLUB, INC.
WEST END MALL FOOTACTION, INC.
WEST OAKS FOOTACTION, INC.
WEST OAKS FOOTACTION, INC.
WEST TOWNE FOOTACTION, INC.
WESTERN HILLS FOOTACTION, INC.
WESTFARMS OPEN COUNTRY, INC.
WESTGATE FAN CLUB, INC.
WESTGATE FOOTACTION, INC.
WESTGATE MALL FOOTACTION, INC.
WESTLAND-HAILEAH FAN CLUB, INC.
WHITE MARSH OPEN COUNTRY, INC.
WHITE PLAINS GALLERIA FOOTACTION, INC.
WILLOWBROOK MALL FOOTACTION, INC.
WIREGRASS COMMONS FOOTACTION, INC.
WOODLAND HILLS FOOTACTION, INC.
WRIGLEY MARKETPLACE FOOTACTION, INC.


By:  /s/ Stephen R. Wilson
     ------------------------
     Name:  Stephen R. Wilson
     Title:  Authorized Signatory